UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
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PRA Group, Inc.
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2026

PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Celebrating **30 years** as a trusted leader in the nonperforming loan industry.

About PRA Group, Inc.
We are a specialty finance company headquartered in Norfolk, Virginia and incorporated in Delaware. Our primary business is the purchase, collection and management of nonperforming loan portfolios, and we are a global leader in the industry. Most of the loans we purchase are from credit originators who have chosen not to pursue, or have been unsuccessful in collecting, the full balance owed to them. To a lesser extent, we also purchase loans in situations where the customer is involved in a bankruptcy or similar proceeding. Our principal markets are the United States (“U.S.”) and Europe, and on a significantly smaller scale, we also operate in South America, Canada and Australia. As part of an ancillary business, we purchase and provide fee-based services for class action claims recoveries in the U.S. For more information about our business, please refer to our Annual Report on Form 10-K for the year ended December 31, 2025 (“2025 Form 10-K") as filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 2, 2026. The information contained on, or that can be accessed through, our website, including any document referenced in this Proxy Statement, is not, and shall not be deemed to be, a part of this Proxy Statement.

Notice of Annual Meeting of Stockholders

DATE:	Tuesday, June 16, 2026
TIME:	9:30 a.m. Eastern Time
LOCATION:	Virtual Meeting
RECORD DATE:	April 20, 2026
The PRA Group, Inc. (the “Company”) 2026 Annual Meeting of Stockholders (the “Annual Meeting”) will be held virtually on Tuesday, June 16, 2026, beginning at 9:30 a.m. Eastern Time. Instructions on how to access and participate in the Annual Meeting are provided under “Instructions for Attending and Participating in the Virtual Annual Meeting” on page 2 of the enclosed Proxy Statement. Only stockholders of record as of the close of business on April 20, 2026 are entitled to receive notice of, and to vote during the Annual Meeting.
At the Annual Meeting, stockholders will be asked to vote on the following items:
•    Election of the nine director nominees named in the accompanying Proxy Statement for a one-year term;
•    Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026;
•    Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers;
•    Approval of an amendment to increase the share authorization under the PRA Group, Inc.'s 2022 Omnibus Incentive Plan; and
•    Any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.
We are providing access to our proxy materials by internet in accordance with the SEC’s “notice and access” rules. These rules permit us to provide access to our proxy materials, including the Notice of Annual Meeting, Proxy Statement and our 2025 Form 10-K, by notifying you of their availability on the internet instead of mailing printed copies. Accordingly, on or about April 30, 2026, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials will provide instructions on how to access and review our proxy materials on the internet and request printed copies. Stockholders will not receive printed copies of our proxy materials unless they request such copies. If requested, printed copies will be available free of charge. We believe that providing our proxy materials through the internet increases the ability of our stockholders to access the information they need while simultaneously reducing the cost to the Company of the Annual Meeting.
Every vote is important and valued by the Company. Therefore, we encourage you to vote your shares through the internet, by phone or, if you requested and received a printed copy of the proxy card, by mail, using the instructions provided below even if you plan to attend the Annual Meeting.
By Order of the Board of Directors,

LaTisha Owens Tarrant
Corporate Secretary April 30, 2026

YOU CAN VOTE IN ONE OF FOUR WAYS
Visit www.proxyvote.com to vote VIA THE INTERNET	If you received printed proxy materials, sign, date and return your proxy card in the envelope provided to vote BY MAIL
Call 1-800-690-6903 to vote BY TELEPHONE	Attend the Annual Meeting virtually and vote VIA WEBLINK

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on June 16, 2026: The Company’s Proxy Statement and 2025 Form 10-K to stockholders are available at www.proxyvote.com

PRA Group, Inc.
2026 Proxy Statement

2026 Proxy Statement | PRA Group

Proxy Statement Summary

This summary highlights certain information contained elsewhere in this Proxy Statement but does not contain all information that you should consider prior to casting your vote. Therefore, you should read the entire Proxy Statement carefully before voting.

2026 Annual Meeting Information

Date and Time	Place	Record Date
Tuesday, June 16, 2026	Virtual Meeting	4/20/2026
9:30 a.m. EST

Voting Matters and Board Vote Recommendations

	Agenda Item	Voting Recommendation	Page Reference
Proposal 1:	Elect the nine director nominees named in this Proxy Statement for a one-year term	FOR	10
Proposal 2:	Ratify the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for 2026	FOR	16
Proposal 3:	Advisory vote to approve the compensation of our named executive officers (“NEOs”)	FOR	20
Proposal 4:	Approval of an amendment to increase the share authorization under PRA Group, Inc.'s 2022 Omnibus Incentive Plan (the “2022 Equity Plan”)	FOR	43

Corporate Governance Highlights

Independent Oversight
•Our Board of Directors (“Board”) is comprised primarily of independent directors (8 of 10).
•Our Board Committees are comprised solely of independent directors.
•We have a Lead Independent Director who, among other responsibilities, presides over executive sessions of our independent directors, which occur at each in-person or virtual Board meeting.
•The roles of Executive Chairman of the Board ("Executive Chairman") and Chief Executive Officer (“CEO”) are separate.
•Our Compensation Committee engages an independent compensation consultant to advise and support the Compensation Committee’s work.

Board Refreshment	•Our Board and all Board Committees conduct annual performance evaluations. •Our directors cannot stand for re-election after they reach the age of 75.
Stockholder Rights and Alignment
•Our stockholders have the right to call special meetings.
•Our directors are elected annually.
•Our directors must be elected by a majority of the votes cast in uncontested elections.
•We have stock ownership guidelines that apply to our directors and executive officers in order to align their interests with the interests of our stockholders.
•All incentive compensation for our executive officers is subject to recoupment (or clawback) by the Company in the event of an accounting restatement, to comply with applicable law or if the executive officer violates restrictive covenants included in the executive officer’s equity award or employment agreement.

Hedging / Pledging	•Our directors, executive officers and employees are prohibited from engaging in short sales and hedging transactions involving the Company’s equity securities and may not pledge our common stock.

i    PRA Group | 2026 Proxy Statement

Director Dashboard

We are led by directors whose qualifications, experience and backgrounds support the effective oversight of our business and affairs, further our strategic goals and provide valued guidance to our management. The charts below reflect key data about our Board as of April 20, 2026.

Financial Industry Experience						9

Government and Regulatory Experience	2	3

Information Technology / Data Governance /Cybersecurity Experience		3

International / Global Experience					8

Public Company Experience						9

Risk Oversight Experience				7

Strategic Planning Experience			6

Investor Outreach and Engagement

We interact with our investors in a variety of ways. Our Vice President of Investor Relations meets regularly with stockholders, prospective stockholders, investment analysts and creditors. These meetings often include participation by our CEO, Chief Financial Officer (“CFO”) and other business leaders, and focus on topics such as how we execute our strategy to deliver growth, profitability and stockholder value. In addition to these meetings, our management also routinely engages with our stockholders and other stakeholders. We value input from our stockholders and communicate regularly with them to better understand their perspectives, address any questions or concerns, and help increase their understanding of our business. Throughout 2025, we contacted many of our stockholders, including several of our top 50 stockholders, conducted 60 unique meetings and engaged with holders of more than 51% of our shares outstanding. These discussions generally focused on the Company’s business strategy, market positioning, financial performance and other relevant governance and non-governance matters. We also communicate with our stockholders through other channels, including our SEC filings, news releases, investor conferences, non-deal roadshows, annual report, annual meeting, annual proxy statement and investor relations website. In addition, we hold quarterly conference calls, which are open to the public, to discuss our financial results.

2025 STOCKHOLDER MEETINGS 60	PERCENT OF SHARES ENGAGED IN 2025 51%+	2025 INVESTOR EVENTS 8

2026 Proxy Statement | PRA Group    ii

2025 Company Performance Highlights
2025 Key Financial Results (1)

Global Portfolio Purchases (2)	Estimated Remaining Collections ("ERC") (3)	Total Cash Collections	Cash Efficiency Ratio (4)	Adjusted Cash Efficiency Ratio (5)
$1.2 B from $1.4 B	$8.6 B ▲15%	$2.1 B ▲13%	42% from 59%	61% from 58%

Total Portfolio Revenue	Net Income Attributable to PRA Group	Adjusted Net Income Attributable to PRA Group (6)	Adjusted EBITDA (7)	Adjusted ROATE (8)
$1.2 B ▲8%	($305 M) from $71 M	$73 M from $71 M	$1.3 B ▲16%	8.5% from 9.5%

2025 Key Accomplishments

Financial
✓ Increased U.S. Core and Europe purchase price multiples
✓ Global cash collections grew 13%, with strong Europe cash collections and U.S. vintages collectively performing on track with expectations
✓ Continued cash collections growth in the legal and digital channels

Reduced Costs and Improved Operations
✓ Increased use of offshoring in call center and other functions, closed three call center sites in the U.S.
✓ Eliminated over 115 corporate and overhead roles in the U.S., resulting in $20 million of annualized gross savings ($17 million net)
✓ Continued to grow U.S. offshore agent headcount and expand activity with external debt collection agencies
✓ Reduced U.S. onshore agent headcount by approximately 40%, while U.S. Core cash collections were up 20% year-over-year
✓ Identified and announced new talent hub in Charlotte, North Carolina
✓ Re-organized U.S. leadership team for better and faster decision-making

Strengthened and Diversified Capital Structure
✓ Issued €300 million of Euro-denominated notes
✓ Repurchased $20 million of shares of common stock

(1)  Comparisons of the Company’s financial results, as of and for the year ended December 31, 2025, are compared against results as of and for the year ended December 31, 2024.
(2)  Represents the third highest level of investment in Company history.
(3) ERC refers to the sum of all future projected cash collections on our nonperforming loan portfolios.
(4) Cash efficiency ratio is calculated by dividing cash receipts less operating expenses by cash receipts. Cash receipts refers to cash collections on the Company's nonperforming loan portfolios, fees and revenue recognized from the Company's class action claims recovery services.
(5) Adjusted cash efficiency ratio is calculated by dividing cash receipts less adjusted operating expenses by cash receipts, which is a financial measure that is not required by, or calculated in accordance with, generally accepted accounting principles (“GAAP”). Refer to “Non-GAAP Measures” in Appendix A to this Proxy Statement.
(6) Net income/(loss) attributable to PRA Group, Inc. excluding the impact of certain transactions that are unusual or infrequent in nature and not reflective of our ongoing operations ("Adjusted net income/(loss) attributable to PRA Group"), is a non-GAAP financial measure. Refer to “Non-GAAP Measures” in Appendix A to this Proxy Statement.
(7) Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") is a non-GAAP financial measure. Refer to “Non-GAAP Measures” in Appendix A to this Proxy Statement.
(8) Adjusted return on average tangible equity ("Adjusted ROATE") is a non-GAAP financial measure. Refer to “Non-GAAP Measures” in Appendix A to this Proxy Statement.

iii    PRA Group | 2026 Proxy Statement

120 CORPORATE BOULEVARD
NORFOLK, VIRGINIA 23502
Proxy Statement
Annual Meeting of Stockholders
June 16, 2026
Purpose
This Proxy Statement is being made available to stockholders on or about April 30, 2026 in connection with a solicitation by the Board of PRA Group, Inc. (the “Company,” “we,” “us” or “our”) of proxies to be voted at the 2026 Annual Meeting of Stockholders (the "Annual Meeting") and any adjournments or postponements. The Annual Meeting will be held virtually on Tuesday, June 16, 2026, at 9:30 a.m. Eastern Time for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.
Record Date
At the close of business on April 20, 2026, which is the record date for the Annual Meeting (the “Record Date”), there were 38,140,888 shares of our common stock outstanding and entitled to vote at the Annual Meeting.
Quorum
In order for business to be conducted at the Annual Meeting, a majority of the issued and outstanding shares of our common stock entitled to vote, represented in person or by proxy, must be present. Abstentions and broker shares that include “broker non-votes” that are present and entitled to vote are counted as present for purposes of determining a quorum. See “Broker Non-Votes” on page 48 of this Proxy Statement for an explanation of what constitutes a broker non-vote.
Vote Required
Each stockholder will have one vote for each share of our common stock held as of the Record Date. Shares of our common stock represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy.
If you provide specific voting instructions, your shares will be voted as you instruct. If you vote through the internet or by phone and vote as recommended by our Board or if you sign and return your proxy card, but do not provide instructions, your shares will be voted as follows:
•    FOR the election of the nine nominees for directors named in this Proxy Statement for a one-year term (“Proposal 1”);
•    FOR the ratification of the appointment of EY as our independent registered public accounting firm for 2026 (“Proposal 2”);
•    FOR the approval, on a non-binding advisory basis, of the compensation of our NEOs (“Proposal 3”); and
•    FOR the approval of an amendment to increase the share authorization under the 2022 Equity Plan ("Proposal 4").
With respect to Proposal 1, each director nominee will be elected if the director nominee receives a majority of the votes cast. Abstentions and broker non-votes will not be counted as votes cast and will therefore have no effect on Proposal 1. Proposal 2, Proposal 3 and Proposal 4 will be approved if a majority of the shares present in person or represented by proxy and entitled to vote on the matter, vote in favor of the applicable proposal. Abstentions will have the effect of a vote “AGAINST” Proposal 2, Proposal 3 and Proposal 4. However, broker non-votes will have no effect on these proposals.
Instructions for Attending and Participating in the Virtual Annual Meeting
The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. However, stockholders will have the same rights and opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting.
The Annual Meeting will begin at 9:30 a.m. Eastern Time on Tuesday, June 16, 2026. In order to attend and participate in the Annual Meeting, including voting your shares and submitting questions, you must register at www.proxyvote.com by 11:59 p.m. Eastern Time on June 15, 2026. If you are a record holder, you must register using the virtual control number included on your Notice of Internet
2    PRA Group | 2026 Proxy Statement

Availability of Proxy Materials or on your proxy card (if you requested and received a printed copy of the proxy materials). If you hold your shares beneficially through a bank, broker or other nominee, and your voting instruction form or Notice of Internet Availability of Proxy Materials indicates that you may vote those shares, then you may access, participate in and vote at the Annual Meeting with the control number indicated on that voting instruction form or Notice of Internet Availability of Proxy Materials. Otherwise, you must provide a legal proxy from your bank, broker or other nominee during registration and you will be assigned a virtual control number in order to vote your shares and submit questions during and before the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares or submit questions) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.
On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the password you received via email in your registration confirmation. We encourage you to check in by 9:15 a.m. Eastern Time on June 16, 2026, the day of the Annual Meeting. A pop-up window will appear fifteen minutes prior to the Annual Meeting.
Even if you plan to attend the live webcast of the Annual Meeting, we encourage you to vote in advance via the internet, by telephone or by mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.

2026 Proxy Statement | PRA Group    3

Corporate Governance
The primary responsibility of our Board is to exercise its business judgment while acting in the best interests of the Company and our stockholders. Our Board is responsible for establishing broad corporate policies, setting strategic direction and overseeing management, which is responsible for the daily operations of the Company. Our Board must fulfill its responsibilities consistent with its fiduciary duties to the Company and our stockholders and in compliance with applicable laws and regulations. To assist our Board with fulfilling its duties, our Board has implemented a leadership structure that supports its oversight responsibilities, created standing committees to formally handle duties that our Board deems significant and adopted policies and procedures that reflect our Board’s commitment to good corporate governance, including Corporate Governance Guidelines, a Code of Conduct and a Related Party Transaction Policy.
Board Leadership Structure
Our Board believes that the decision of whether to have the same individual occupy the offices of Executive Chairman and CEO should be made by our Board, from time to time, in its business judgment after considering relevant factors, including the specific needs of the Company and what is in the best interests of the Company and our stockholders. Currently, the roles of the Executive Chairman and CEO are separate, which our Board believes is appropriate and in the best interests of the Company and our stockholders. The separate roles allow the CEO to focus on managing the daily operations of the Company, while the Executive Chairman oversees our Board’s significant functions. Steven D. Fredrickson, our current Executive Chairman, has leveraged his extensive experience in the financial sector and past daily operational management experience to effectively and efficiently guide our Board by focusing its attention on issues of greatest importance to the Company and our stockholders. In his capacity as Executive Chairman, Mr. Fredrickson supports our Board in its refreshment efforts, oversees new director onboarding, participates in investor engagement and leads our Board's strategic planning process.

Our Corporate Governance Guidelines provide that a Lead Independent Director will be selected by the independent directors whenever the individual selected to serve as Executive Chairman is also the CEO or otherwise not independent. As Executive Chairman, Mr. Fredrickson does not qualify as independent under the listing standards of the Nasdaq Global Select Market ("Nasdaq") or SEC rules and regulations. Lance L. Weaver serves as the Lead Independent Director and has the following duties and responsibilities:
•    preside at all meetings of the independent directors;
•    consult with the Executive Chairman and CEO concerning the agenda for Board meetings and approve the agenda for Board meetings;
•    be available to advise Committee chairs in fulfilling their designated roles and responsibilities with our Board;
•    be available for consultation and direct communication with stockholders where appropriate, upon reasonable request; and
•    lead the annual evaluation of the Executive Chairman and CEO.
Building Our Board
Our Board recognizes that the duties and responsibilities of a director require highly skilled individuals with diverse qualities, backgrounds, attributes and professional experience. Our Board and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of our Board’s overall composition and the Company’s current and future needs. The Nominating and Corporate Governance Committee reviews potential candidates for director vacancies and recommends nominees to our Board for approval. In identifying potential candidates for Board membership, the Nominating and Corporate Governance Committee relies on suggestions and recommendations from directors, stockholders, management and others, including executive search and board advisory firms when deemed appropriate. The Nominating and Corporate Governance Committee does not distinguish between nominees recommended by stockholders and other nominees.
Stockholders wishing to suggest candidates to the Nominating and Corporate Governance Committee for consideration as directors may submit a written notice to our Corporate Secretary following the procedures set forth in our Amended and Restated By-Laws (“By-Laws”), as described under “Stockholder Proposals” on page 49 of this Proxy Statement.
Our Board and Nominating and Corporate Governance Committee have determined that there are general requirements for service on our Board that all directors must possess, including the following:
•    high integrity and ethical standards;
•    commitment to representing the long-term interests of stockholders;
•    a proven record of success in the individual’s field;
•    an understanding of, and respect for, good corporate governance practices;
•    a high degree of financial literacy;
•    experience leading complex organizations;
•    the ability to devote the time necessary to properly discharge the duties associated with serving as a director, including attending and participating in Board and Committee meetings; and
4    PRA Group | 2026 Proxy Statement

•    intangible qualities such as the willingness to ask difficult questions while continuing to work collegially with other directors and management.
Director Qualifications
In addition to the characteristics each director must possess, our Board and the Nominating and Corporate Governance Committee have identified the following qualifications, experience, knowledge, skills and abilities that are important to be represented on our Board as a whole, in light of the Company’s current needs and business priorities:

Desired Skills and Experience	Our Board as a Whole Should:

Financial Industry	have knowledge of the complex financial and highly regulated environment in which our business operates in order to evaluate our operating and strategic performance.
Government and Regulatory	have experience in compliance with international, federal and state laws, regulations and agencies because our business is heavily regulated and directly affected by governmental and regulatory actions.
Information Technology, Data Governance and Cybersecurity	have experience with information technology because our business relies on data and information technology and we face threats of business or technology disruptions and/or cybersecurity incidents.
International/Global	have a global perspective and international experience useful in evaluating our operating and strategic performance and growth because our business and strategy are global.
Public Company	have a comprehensive understanding of the complex financial and legal issues facing U.S. public companies because we are a publicly-traded company regulated by the SEC and listed on the Nasdaq.
Risk Oversight	have a comprehensive understanding of the risks facing our business and industry and the policies and procedures that are appropriate for effective risk oversight and mitigation.
Strategic Planning	have experience setting a long-term corporate vision, assessing geographies in which to operate and evaluating competitive positioning and a comprehensive understanding of transformation planning processes to support the development of, and modifications to, our strategic plan.
Board Committees
The standing Committees of our Board are the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee. Each standing Committee operates pursuant to a written charter, which is available on the Investor Relations page of our website at www.pragroup.com. All members of the standing Committees are independent as defined by Nasdaq listing standards and SEC rules. In addition, each member of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each member of the Audit Committee is an “audit committee financial expert” as defined by the Exchange Act. Each standing Committee has the ability to retain, at the Company’s expense, special legal, accounting or other consultants or advisors it deems necessary in the performance of its duties. Additional information concerning the standing Committees as of April 20, 2026 is included in the following chart.

2026 Proxy Statement | PRA Group    5

Audit Committee 10 meetings held in 2025
Members: Marjorie M. Connelly (Chair) Dame Jayne-Anne Gadhia Brett L. Paschke Scott M. Tabakin

   Primary Roles and Responsibilities:
•monitors and reviews the integrity of the Company’s financial reports and monitors and provides oversight of the Company’s systems of internal controls regarding accounting and financial reporting;
•engages and monitors the independence and performance of the Company’s independent registered public accounting firm;
•monitors the independence and performance of the Company’s internal auditors; and
•provides an avenue of communication between the Company’s independent registered public accounting firm, management, the internal audit department and our Board.

Compensation Committee 6 meetings held in 2025

Members: Brett L. Paschke (Chair) Adrian M. Butler Geir L. Olsen Lance L. Weaver

   Primary Roles and Responsibilities:
•develops and oversees the implementation of the Company’s compensation philosophy with respect to its directors, CEO, other NEOs and other executive officers;
•determines compensation for the Company’s executive officers;
•oversees the design of the Company’s compensation program, consistent with the Company’s compensation philosophy, internal equity considerations and market practice;
•considers compliance with applicable laws and regulations that have an impact on the Company’s business when making compensation decisions to encourage the highest standards of integrity and ethical conduct; and
•reviews our compensation programs and policies for features that may encourage excessive risk taking and determine the extent to which there may be a connection between compensation and risk.

Nominating and Corporate Governance Committee 4 meetings held in 2025

Members: Lance L. Weaver (Chair) Dame Jayne-Anne Gadhia Geir L. Olsen Peggy P. Turner

  Primary Roles and Responsibilities:
•develops and recommends to our Board a set of effective corporate governance policies and procedures applicable to the Company;
•identifies individuals qualified to become Board members and recommends that our Board select a group of director nominees for each annual meeting of stockholders;
•oversees annual evaluation of our Board and Committees;
•reviews periodically the Company’s Related Party Transaction Policy, makes recommendations to our Board concerning changes and approves transactions;
•considers candidates recommended by stockholders in accordance with our By-Laws and Certificate of Incorporation using the same criteria in evaluating candidates nominated by a stockholder as it does for candidates recommended by our Board or management; and
•oversees significant ESG matters.

Risk Committee 4 meetings held in 2025

Members: Scott M. Tabakin (Chair) Adrian M. Butler Marjorie M. Connelly Peggy P. Turner

  Primary Roles and Responsibilities:
•oversees the Company’s enterprise risk management program, including its governance structure, risk management framework and policies and procedures;
•reviews and approves our business continuity management program;
•receives reports and presentations from management on significant risks facing the Company and the results of any risk management reviews and assessments, including the following risks: operations, compliance, underwriting, strategy, legal, reputation, information security, cybersecurity, technology and data management, and vendor management; and
•reviews material reports or inquiries from government or regulatory agencies related to any significant enterprise risks.

6    PRA Group | 2026 Proxy Statement

Board’s Role in Risk Oversight
Our Board recognizes that the Company faces a broad range of risks, including financial, regulatory, operational, political, reputational, governance, legal and cybersecurity, that may affect its ability to execute corporate strategies and fulfill business objectives. Our Board has delegated to its Risk Committee the responsibility for overseeing the Company’s risk profile and management’s processes for assessing and managing risk, while management is responsible for daily risk management. Our Chief Risk and Compliance Officer attends all meetings of the Risk Committee and meets in executive session with the Risk Committee at each of its meetings.
Our Board has also assigned to its remaining Committees the responsibility for reviewing, evaluating and making recommendations concerning important risk categories that fall within their scope of responsibility, including the following:
•     The Audit Committee receives quarterly updates from our CFO; our Chief Audit Executive, who oversees the Company's internal audit department; other members of management; and the independent registered public accounting firm on financial risks, compliance with reporting requirements and internal controls regarding accounting and financial reporting; results of internal audit activities and reports related to complaints and allegations of fraud or illegal acts regarding accounting, internal accounting controls or auditing matters and any submissions by employees, including those submitted confidentially and/or anonymously, regarding questionable accounting or auditing matters.
•     The Compensation Committee designs the Company’s compensation programs and incentives in a manner that does not encourage employees, including our NEOs, to take unnecessary or excessive risks. The Compensation Committee, with assistance from Pearl Meyer & Partners, LLP (“Pearl Meyer”), the Compensation Committee’s current independent compensation consultant, has reviewed the Company’s compensation policies and practices for all employees, including our NEOs, as they relate to risk management practices and risk-taking incentives, and has determined that there are no risks arising from these policies and practices that are reasonably likely to have a material adverse effect on the Company.
Management plays an important role in supporting our Board with overseeing risk. As a result, management has implemented an enterprise risk management framework that facilitates the identification, review, evaluation, management and reporting of key risks throughout the Company. The framework provides for oversight by our senior leadership team of the most significant risks which are reported to our Board and its Committees throughout the year. Members of senior management routinely attend Board meetings and report on their activities, including significant risks. These reports include risk considerations and discussions concerning actions and strategies for monitoring, managing and mitigating any significant risks identified.
Board’s Role in Management Succession Planning
Our Board oversees management succession with a critical focus on succession for the CEO given the importance of the role and its direct reporting to our Board. To support our Board in its oversight role, it has delegated primary responsibility for management succession, including non-emergency CEO succession planning, to the Nominating and Corporate Governance Committee. As outlined in our Corporate Governance Guidelines, our Board maintains and approves a succession plan that includes a plan for emergencies and the death, disability, termination, retirement or resignation of our CEO. Our emergency CEO succession plan designates an individual to serve as CEO, establishes the processes to be followed and includes an internal and external communication plan whenever the CEO is unable to perform the CEO’s duties. Our Board believes that management succession and related developments are ongoing processes. At least annually, the Nominating and Corporate Governance Committee meets with our CEO to discuss succession planning for all executive officers and, at the CEO’s discretion, meets with any of the CEO’s direct reports (collectively, “senior management”). Annually, our CEO identifies for the Board, senior leaders who can succeed our CEO in the short-term (1-2 years) and longer term (3+ years). The Lead Independent Director, in his capacity as Nominating and Corporate Governance Committee Chair, facilitates periodic discussions related to management succession in executive session with a focus on CEO succession. Senior management presents to, and interacts informally with, our Board at each Board meeting, which enables our Board to assess the skills, experience and qualifications of senior management. Our CEO also meets at least annually with the Compensation Committee to discuss the performance of senior management and communicates any performance-related issues to our full Board.
Director Independence
Our Board has established guidelines, which conform to the independence requirements included in the Nasdaq listing standards and SEC rules and regulations, to assist it in determining director independence. Based on these guidelines, as of the Record Date, our Board has determined that Messrs. Butler, Olsen, Paschke, Tabakin and Weaver and Mses. Connelly, Gadhia, and Turner are independent according to Nasdaq listing standards and SEC rules.
Director Attendance
During 2025, our Board held nine meetings. Each director attended at least 75% of the aggregate number of meetings of our Board and the Committees on which the director served during 2025. Directors are encouraged to attend our Annual Meeting of Stockholders and all then serving directors attended our 2025 Annual Meeting of Stockholders (“2025 Annual Meeting”).
Director Compensation
Our Board, upon the recommendation of the Compensation Committee, establishes the compensation for our non-employee directors. Non-employee director compensation for 2025 included annual cash retainers for our Board members, Chairman, Committee members, Committee Chairs, and our Lead Independent Director. On the date of our 2025 Annual Meeting, each non-employee director also

2026 Proxy Statement | PRA Group    7

received an equity award valued at approximately $155,000 that consisted of restricted stock units (“RSUs”) that vest on the anniversary of the grant date or the date of the next annual meeting of the Company’s stockholders that follows the grant date, if earlier. The vesting schedule for the RSUs and the director stock ownership guidelines described below are intended to align our non-employee directors’ economic interests with those of our stockholders.
Cash retainers for our Board for 2025 were as follows:

Annual Cash Retainers	2025

Chairman	$125,000
Lead Independent Director	$30,000
Board Member	$70,000
Audit, Compensation, Nominating and Corporate Governance and Risk Committee Chairs	$30,000
Audit, Compensation, Nominating and Corporate Governance and Risk Committee Members	$15,000
Committee Chairs receive a retainer for their service as Committee Chairs and not also for serving as Committee Members.
Our non-employee directors received the following compensation for service during 2025:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total

Adrian M. Butler (2)	$92,500	$224,982	$317,482
Marjorie M. Connelly	$115,000	$154,993	$269,993
Steven D. Fredrickson (3)	$48,750	—	$48,750
Dame Jayne-Anne Gadhia	$100,000	$154,993	$254,993
Glenn P. Marino (4)	$50,000	—	$50,000
Geir L. Olsen	$100,000	$154,993	$254,993
Brett L. Paschke	$115,000	$154,993	$269,993
Scott M. Tabakin	$115,000	$154,993	$269,993
Peggy P. Turner	$100,000	$154,993	$254,993
Lance L. Weaver	$145,000	$154,993	$299,993

(1)Amounts represent the aggregate grant date fair value of the director equity awards which are calculated by multiplying the number of RSUs granted by the closing price of our common stock on the grant date, which was $14.43 on June 17, 2025. The actual amount of compensation realized by a director will depend upon the market price of our common stock on the vesting date.
(2)Mr. Butler was elected to our Board effective January 1, 2025 and was granted a prorated equity award for his service for the first half of 2025. Mr. Butler also received the 2025 director annual stock award. The stock award amount represents the aggregate grant date fair value of stock awards granted on January 15, 2025 at $20.75 per share, and June 17, 2025 at $14.43 per share.
(3)Amount represents fees earned or paid in cash in Mr. Fredrickson’s role as Chairman prior to his election as Executive Chairman effective April 1, 2025.
(4)Mr. Marino did not stand for re-election at the 2025 Annual Meeting.

In addition to the compensation described above, each non-employee director is reimbursed for travel expenses incurred for attending Board meetings and reasonable expenses associated with participating in continuing education programs. We offer no retirement benefits to directors. We maintain directors’ and officers’ liability insurance policies covering all directors.

Effective April 1, 2025, Mr. Fredrickson is compensated solely for his service as Executive Chairman, and does not receive compensation for his service as a director. Mr. Fredrickson receives a base salary of $1,000,000 and does not participate in the annual bonus plan. On April 15, 2025, the Compensation Committee approved a one-time RSU award with a grant date value of $2,000,000. The award will vest two years from the grant date, subject to the terms of his RSU agreement.
Director Stock Ownership Guidelines
Recognizing that each director should have a substantial personal investment in the Company, our Board has adopted stock ownership guidelines that require beneficial ownership by each non-employee director of shares of our common stock valued at not less than five times the director’s annual cash retainer for serving on our Board. Directors are expected to acquire and maintain this share ownership threshold within five years after joining our Board. As of April 20, 2026, all non-employee directors who have served on our Board for at least five years have met the stock ownership requirement.
8    PRA Group | 2026 Proxy Statement

Communications with Our Board
Stockholders may communicate with members of our Board by transmitting their correspondence by mail or email. All such communications should be sent to the attention of our Corporate Secretary as specified below:
Corporate Secretary
PRA Group, Inc.
120 Corporate Boulevard
Norfolk, Virginia 23502
corporatesecretary@pragroup.com
Communications that are addressed to one or more directors will be collected and organized by our Corporate Secretary and forwarded to our Executive Chairman, or if addressed to a specific independent director, to that director, as soon as practicable. Communications that are abusive, derogatory or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, our Corporate Secretary may forward only representative correspondence or summaries. Our Corporate Secretary will determine whether any communication addressed to our entire Board as a whole should be properly addressed by our entire Board or by a Committee. If a response to the communication is warranted, the content and method of the response will be coordinated with our Corporate Secretary. Stockholders may use the Company’s toll-free ethics hotline to communicate concerns to our Board in a confidential or anonymous manner by dialing 1-855-874-2659. All stockholder communications to the Company’s confidential ethics hotline are referred to our Lead Independent Director.
Code of Conduct
Our Board has adopted a Code of Conduct, which applies to our directors and all employees of the Company, including our CEO and our CFO, who is also our principal accounting officer. Our Code of Conduct, which can be found on the Investor Relations page of our website at www.pragroup.com, governs the work behavior and business relationships of the Company’s directors, officers, employees and independent third parties acting on behalf of the Company and sets forth the Company’s policies regarding ethics and standards of business conduct, including conflicts of interest and insider trading. We will disclose amendments to our Code of Conduct, as well as any waivers of the Code, on our website as permitted by SEC rules. During 2025, there were no waivers of our Code of Conduct for any director or executive officer.
Policy for Approval of Related Party Transactions
Our Board has adopted a written Related Party Transaction Policy governing the review, approval and disclosure of transactions between the Company and directors, director nominees, executive officers, beneficial owners of more than 5% of our common stock and immediate family members of any of the foregoing (each, a “related party”). Under our Related Party Transaction Policy, the Nominating and Corporate Governance Committee must approve or ratify any related party transaction that involves amounts greater than $120,000 in a calendar year and in which a related party has a direct or indirect material interest. Under our Related Party Transaction Policy, certain transactions with related parties are deemed pre-approved, such as transactions in which the related party’s interest arises solely from the person’s service as a director of another entity that is a party to the transaction, certain charitable contributions and transactions determined by competitive bids. In assessing a related party transaction, the Nominating and Corporate Governance Committee considers several factors including the commercial reasonableness of the terms of the transaction, the materiality of the transaction to the Company and the impact of the transaction on the related party’s independence. During 2025, there were no related party transactions.
Pledging
Our Anti-Pledging Policy prohibits our directors, officers and employees from pledging, alienating, attaching or otherwise encumbering our common stock and any purported pledge, alienation, attachment or encumbrance thereof is void and unenforceable against the Company or any affiliate of the Company.
Hedging
Our Anti-Hedging Policy prohibits our directors, officers and employees from speculating or hedging their interests in equity securities of the Company. Accordingly, directors, officers and employees may not “play the market” in equity securities of the Company by engaging in speculative transactions such as any direct or indirect hedging transaction that could reduce or limit the individual’s economic risk with respect to his or her holdings, ownership or interest in the common stock or other securities of the Company, including outstanding RSUs and performance stock unit awards, the value of which are derived from, make reference to or are based on the value or market price of common stock or other securities of the Company. Prohibited transactions include same day purchase and sales, prepaid variable forward contracts, equity swaps, short sales, collars, puts, calls or other derivative securities that are designed to hedge or offset a decrease in market value of the equity securities of the Company.

2026 Proxy Statement | PRA Group    9

Proposal 1: Election of Directors

Directors are elected at each annual meeting to serve until the next annual meeting and until their successors are duly elected and qualified. Each director nominee was nominated by our Board for election upon the recommendation of the Nominating and Corporate Governance Committee. Moreover, each nominee was elected previously by our stockholders except for Mr. Sjolund, who was elected by our Board as a director effective June 17, 2025 following the 2025 Annual Meeting.
Our Board currently consists of 10 directors. The Nominating and Corporate Governance Committee did not nominate Ms. Turner for re-election at her request due to personal reasons. As a result, our Board will be reduced to nine directors as of the date of the Annual Meeting. Proxies cannot be voted for a greater number of individuals than the number of nominees.
Nominees for director who receive the affirmative votes of a majority of the votes cast in person or by proxy at the Annual Meeting will be elected. Any nominee for director who does not receive the affirmative vote of a majority of the votes cast must offer promptly in writing to submit the director’s resignation to our Board. The Nominating and Corporate Governance Committee will then consider the offer and will recommend to our full Board what action should be taken. Our Board will consider all factors it deems relevant to the best interests of the Company and our stockholders and determine whether to accept the director’s resignation within a reasonable period of time after certification of the election results.
Each nominee has consented to serve as a director if elected. We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve. However, if any nominee should become unable or unwilling to serve, proxies may be voted for another person nominated as a substitute by our Board or our Board may reduce the number of directors. If our Board nominates a substitute, the shares represented by all valid proxies will be voted for that nominee.
We did not receive any nominations or recommendations for director from stockholders for consideration at the Annual Meeting.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE.

10    PRA Group | 2026 Proxy Statement

Director Nominees

Adrian M. Butler	Marjorie M. Connelly
Independent Age: 55 Director Since: 2025 Committee Membership: • Compensation • Risk	Independent Age: 64 Director Since: 2018 Committee Membership: •Audit (Chair) •Risk

Background:		Background:

Mr. Butler served as Chief Technology Officer at Foot Locker, Inc. (NYSE), a leading global footwear and apparel retailer from 2023 to April 2026. From 2020 to 2023, Mr. Butler served as Chief Information Officer at Casey’s General Stores, Inc. (Nasdaq), a convenience store chain. From 2015 to 2020, Mr. Butler served as Senior Vice President of Information Technology and Chief Information Officer at Dine Brands Global, Inc. (NYSE), the parent company of Applebee’s and IHOP restaurants. From 2011 to 2015, Mr. Butler served as Vice President in the technology services division of Target Corporation. From 2019 to 2025, Mr. Butler served on the board of directors and audit committee for Potbelly Corporation (Nasdaq), a publicly traded, fast casual restaurant chain.

Ms. Connelly has approximately 30 years of experience as an executive in financial services and operations. From 2014 until her retirement in 2017, Ms. Connelly served as the Chief Operating Officer of Convergys Corporation (NYSE), a publicly traded, global leader in customer management. From 2012 to 2013, she was the Interim President of Longwood University. From 2009 to 2011, Ms. Connelly was the Global Chief Operating Officer at Barclaycard where she was responsible for the operations and technology support of the consumer and commercial credit card, merchant acquiring and point of sale finance businesses. From 2006 to 2008, Ms. Connelly was the Chief Operating Officer of Wachovia Securities, and prior to that, she spent 12 years at Capital One Financial Corporation (NYSE) in roles of increasing responsibility, including Executive Vice President, Head of Infrastructure for U.S. credit card operations and interim Chief Information Officer. Since 2021, Ms. Connelly has served on the board of directors, including on the audit committee, nominating, governance and social responsibility committee, compensation and talent development committee and the innovation committee, of Altria Group, Inc. (NYSE) and previously served on our Board from 2013 to 2014.

Director Skills and Qualifications:		Director Skills and Qualifications:

Mr. Butler’s experience as both a Chief Technology Officer and Chief Information Officer of large, publicly traded and global companies, provides him with a comprehensive understanding of complex IT issues, and expertise in digital, data and analytics and cybersecurity and qualifies him to serve on our Board.
Ms. Connelly’s extensive experience in the financial services industry with publicly traded, global companies qualifies her to serve on our Board.

Information Technology/Data Governance/ Cybersecurity Experience		Information Technology/Data Governance/ Cybersecurity Experience

International/Global	Public Company	Financial Industry	International/Global

Risk Oversight	Strategic Planning	Public Company	Risk Oversight

Education:		Education:
•Doctorate, Management, University of Maryland University College Campus		• Advanced Management Program, Harvard Business School
•M.B.A., Embry Riddle Aeronautical University		• B.A., Political Science, University of Delaware
•B.S., Computer Science, Grambling State University
Other Public Company Directorships:
• Altria Group, Inc.

2026 Proxy Statement | PRA Group    11

Steven D. Fredrickson	Dame Jayne-Anne Gadhia
Executive Chairman of the Board Age: 66 Director Since: 2002 Committee Membership: •None	Independent Age: 64 Director Since: 2024 Committee Membership: •Audit •Nominating and Corporate Governance

Background:		Background:

Mr. Fredrickson, who is retired, has over 40 years of experience in the financial industry predominantly in executive roles with oversight of most key functions. He has served as Executive Chairman of the Board since April 1, 2025, having previously served as Chairman of the Board since April 1, 2020 when he retired from the Company. From June 2017 until March 31, 2020, he served as the Company’s Executive Chairman to support the transition of the CEO role and expand the Company’s presence in Europe. Mr. Fredrickson was Chairman and CEO from 2002 until June 2017 and also served as the Company’s President from 1996 to August 2015. Prior to co-founding the Company in 1996, Mr. Fredrickson held leadership roles with Household International (“HI”) in various business units responsible for distressed consumer, commercial and commercial real estate debt. Before joining HI, Mr. Fredrickson specialized in corporate and real estate workouts at Continental Bank of Chicago.

Ms. Gadhia founded the financial technology company Snoop in 2019 and served as its Executive Chair until July 2023 when she retired. She is a Chartered Accountant who began her career with Ernst & Young LLP and later joined Norwich Union (now Aviva) as a Senior Manager before founding Virgin Direct in 1995, which was acquired by the Royal Bank of Scotland (“RBS”) in 2001. She subsequently spent five years at RBS before returning to Virgin Money as CEO from 2007 to 2018. Following the sale of Virgin Money, Ms. Gadhia joined Salesforce, Inc. (NYSE) as CEO – United Kingdom and Ireland from 2019 until 2021, when she joined Snoop full-time. Ms. Gadhia has served as Chair of the Boards of His Majesty’s Revenue & Customs since 2020, MoneyFarm, an online investment advisor and digital wealth management company, since 2022; and Ozone API since 2024. She has also served as Senior Advisor for Vanquis Banking Group PLC (LSE), which acquired Snoop, since 2023 and previously as Senior Advisor for UniCredit from 2023 to 2024 and Chair for Alpha FX from 2024 to 2025. Ms. Gadhia was awarded Commander of the Order of the British Empire (“CBE”) in 2013 for her services to banking and the community, Dame CBE in 2019 for her services to the financial industry in general and women in the financial industry in particular, and Commander of the Royal Victorian Order in 2022.

Director Skills and Qualifications:		Director Skills and Qualifications:

Mr. Fredrickson’s leadership of the Company in his current and previous roles as Chairman, Executive Chairman, President and CEO, and his extensive industry knowledge qualify him to serve on our Board.

Ms. Gadhia’s extensive financial industry experience, including as a founder of two financial services companies, as well as her leadership roles in public companies, qualifies her to serve on our Board.

Financial Industry	International/Global	Financial Industry	International/Global

Public Company	Risk Oversight	Public Company

Strategic Planning

Education:		Education:
•M.B.A., Finance, School of Business, University of Illinois		•B.A., History, University of London
•B.S., Business Administration, University of Denver
12    PRA Group | 2026 Proxy Statement

Geir L. Olsen	Brett L. Paschke
Independent Age: 53 Director Since: 2023 Committee Membership: •Compensation •Nominating and Corporate Governance	Independent Age: 57 Director Since: 2020 Committee Membership: •Audit •Compensation (Chair)

Background:		Background:

Mr. Olsen has served as the CEO of Andenes Investments, a private investment company focusing on finance and technology since 2018. He was the CEO and a board member of Aktiv Kapital, AS, a leading European consumer debt purchaser, from September 2011 until its acquisition by the Company in 2014. From August 2014 until January 2016, Mr. Olsen served as the CEO of PRA Group Europe. Prior to Aktiv Kapital, Mr. Olsen held various leadership roles in sales, marketing and strategy with Cisco Systems, Inc. ("Cisco") (Nasdaq) and Tandberg, a Norwegian company that Cisco acquired in 2010. He also advised financial services and technology companies as a consultant at McKinsey & Company for five years prior to joining Tandberg. In 2013, Mr. Olsen cofounded Ubon Partners, an investment company focused on early-stage companies in technology and financial services, and was a partner until December 2018. He is currently a board member of portfolio companies such as Avida Finans AB and Huma AS. He is also a director of Pexip ASA, a Norwegian technology company listed on the Oslo Stock Exchange and previously served on our Board from 2016 to 2020.

Mr. Paschke is Managing Partner of WinForest Partners (“WinForest”), a private equity firm focused on investments in healthcare, technology and services. Before transitioning to a full-time role with WinForest in December 2023, Mr. Paschke served as a Senior Director of Investment Banking for William Blair & Company, a leading global investment banking firm focused on serving high quality growth companies (“William Blair”), from January 2023 to December 2023, having previously served as Vice Chair of Investment Banking at William Blair from 2021 to January 2023. Mr. Paschke joined William Blair in 1997 and served in roles of increasing responsibility, including leader of the Equity Capital Markets Group from 2009 to 2020. Since June 2021 Mr. Paschke has served on the board of directors and audit committee for Duluth Holdings Inc. (Nasdaq).

Director Skills and Qualifications:		Director Skills and Qualifications:

Mr. Olsen’s in-depth understanding of the European consumer finance and debt purchase markets and experience in using technology to transform businesses qualify him to serve on our Board.
Mr. Paschke’s executive leadership roles and extensive experience working with public companies, including his role as a leader of William Blair’s Investment Banking and Equity Capital Markets groups, and Public Company Investment Banking, provide him with the requisite management experience and business expertise to serve on our Board.

Information Technology/Data Governance/ Cybersecurity Experience		Financial Industry	International/Global

Financial Industry	International/Global	Public Company	Strategic Planning

Strategic Planning

Education:		Education:
•M.Sc. Economics and Business Administration, Norwegian School of Economics		•M.B.A., Harvard Business School •B.A., Politics, Princeton University

Other Public Company Directorships:		Other Public Company Directorships:
•Pexip ASA		•Duluth Holdings Inc.

2026 Proxy Statement | PRA Group    13

Martin Sjolund	Scott M. Tabakin
President and CEO Age: 53 Director Since: 2025 Committee Membership: •None	h Independent Age: 67 Director Since: 2004 Committee Membership: •Audit •Risk (Chair)

Background:		Background:

Mr. Sjolund has over 20 years of experience in leadership roles for large, complex organizations where he has overseen strategy, operations, mergers and acquisitions, marketing and sales. He has served as the Company's President and CEO since June 2025, having previously served as President of PRA Group Europe from June 2018 to June 2023, where he led all areas of the European business, with expanded responsibility for Canada and Australia beginning in 2023. Mr. Sjolund served as Director – Group Strategy and Corporate Development (Europe) of Aktiv Kapital from 2011 until 2014 when Aktiv Kapital was acquired by the Company. He held the same position with the Company until November 2015 when he was appointed Chief Operating Officer – Europe, a position he held until June 2018 that required oversight of all Europe collections operations. Prior to joining Aktiv Kapital, he held leadership positions with global technology companies Cisco (Nasdaq) and LM Ericsson Telephone Company ("Ericsson") (Nasdaq) and was a management consultant at McKinsey & Company in London and Singapore.

Mr. Tabakin is an executive-level consultant, advising boards and management teams on strategy, capital raising, capital structures and exit strategies. He was a certified public accountant and has 40 years of public company and healthcare industry experience, which includes service as Executive Vice President and CFO of Value Options, Inc. (acquired by Anthem, Inc., NYSE); Executive Vice President and CFO of Bravo Health, Inc. (acquired by Cigna Corporation, NYSE); Executive Vice President and CFO of AMERIGROUP Corporation (NYSE, acquired by Anthem, Inc.); Executive Vice President and CFO of Beverly Enterprises, Inc. (NYSE, now known as Golden Gate National Senior Care, LLC); and as an executive with Ernst & Young LLP.

Director Skills and Qualifications:		Director Skills and Qualifications:

Mr. Sjolund's extensive experience in European consumer finance and debt purchasing, together with his leadership roles at large complex organizations, including the Company, provide valuable expertise that qualifies him to serve on our Board.

Mr. Tabakin’s experiences, including his tenure as the CFO of two large publicly traded companies, provide him with a comprehensive understanding of the complex financial and regulatory issues facing public companies and qualify him to serve on our Board.

Financial Industry	International/Global	Financial Industry	Government & Regulatory

Strategic Planning		Public Company	Risk Oversight

Strategic Planning

Education:		Education:
• M.B.A., University of Chicago		• B.S., Accounting, University of Illinois
• B.S., International Business, Georgetown University

14    PRA Group | 2026 Proxy Statement

Lance L. Weaver
Lead Independent Director Age: 71 Director Since: 2015 Committee Membership: •Compensation •Nominating and Corporate Governance (Chair)

Background:
Mr. Weaver serves as the Lead Independent Director and is an accomplished consumer financial services executive with nearly 40 years of experience across the consumer lending, mortgage and credit card asset classes. He has served as an advisor to financial services companies, including Visa Inc. (NYSE), Citigroup (NYSE), Total System Services, Inc. and Apollo Global Management, Inc., and was President, Money Cards for Virgin Money Holdings in the U.K. from 2013 until his retirement in 2015. Before holding these positions, Mr. Weaver’s experience included serving as President of EMEACard Services for Bank of America Corporation (NYSE); service on the senior management team of MBNA Corporation for 15 years; and executive leadership roles with Citigroup, Wells Fargo & Company (NYSE) and Maryland National Bank. From 2017 to 2020, Mr. Weaver served on the board of directors of Internap Corporation, a leading provider of high-performance data center services including high-density colocation and value-added services such as managed hosting, cloud and network connectivity.

Director Skills and Qualifications:

Mr. Weaver’s international experiences in the financial services industry along with his experience working for complex, highly regulated, publicly traded organizations qualify him to serve on our Board.

Financial Industry	Government & Regulatory

International/Global	Public Company

Risk Oversight

Education:
•B.S., Marketing, Georgetown University

2026 Proxy Statement | PRA Group    15

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee is responsible for the engagement, compensation and oversight of our independent registered public accounting firm. The Audit Committee is also directly involved in the selection of the lead engagement partner from our independent registered public accounting firm in conjunction with the periodic mandated rotation of the lead partner. As ratified by our stockholders at the 2025 Annual Meeting, the Audit Committee appointed Ernst & Young LLP (“EY”) to serve as our independent registered public accounting firm for the year ended December 31, 2025.
In evaluating the performance and considering the engagement of our independent registered public accounting firm, including whether to rotate firms, the Audit Committee considers various factors, including the firm’s capability and expertise in handling the scope and complexity of our audit, information related to audit effectiveness, fees and the potential impact of changing firms. Based on these factors, the Audit Committee has determined that the continued engagement of EY as our independent registered public accounting firm is in the best interests of the Company and our stockholders. As a result, the Audit Committee has selected EY to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2026.
Although not required to do so, our Board is submitting the appointment of EY for ratification by our stockholders as a matter of good corporate governance practice. The Audit Committee is not required to take any action based on the outcome of the vote on this Proposal 2. However, if our stockholders do not ratify the appointment of EY, the Audit Committee will consider whether to select a different independent registered public accounting firm. Even if the selection of EY is ratified by our stockholders, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
Representatives of EY are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026.

16    PRA Group | 2026 Proxy Statement

Audit Committee Matters
Audit Committee Report
The Audit Committee’s written charter, adopted by our Board, outlines the Audit Committee’s organization, meeting protocol, and responsibilities. The Audit Committee generally reviews the charter annually and recommends amendments as necessary to our Board for its approval. In carrying out its responsibilities, the Audit Committee meets regularly, together with management, including the Chief Audit Executive (the head of our internal audit department) and the independent registered public accounting firm. During these meetings, the Audit Committee reviews and discusses draft financial statements and earnings releases, significant accounting and financial reporting matters, and the results of internal and external audit work. The Audit Committee also meets in periodic executive sessions with our independent registered public accounting firm to discuss the overall quality of the Company’s financial reporting and any other matters as appropriate. Additionally, the Audit Committee meets in periodic executive sessions with each of the CFO and the Chief Audit Executive.
The Audit Committee relies on the knowledge and expertise of management and our independent registered public accounting firm in carrying out its oversight responsibilities. Management is responsible for preparing the Company’s consolidated financial statements, maintaining adequate internal control over financial reporting, and assessing the effectiveness of the Company’s internal control over financial reporting. Our independent registered public accounting firm is responsible for conducting independent audits of the Company’s consolidated financial statements and internal control over financial reporting, and for expressing opinions on the conformity of the financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee these activities, including discussing with our independent registered public accounting firm the scope of, plans for, and results of the annual audit. The Audit Committee is also responsible for oversight of the internal audit function, including its charter, strategic plan, audit plan, budget, performance and activities.
The Audit Committee has reviewed and discussed with management and EY, the Company’s 2025 audited financial statements and the assessment of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has also discussed with EY the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board. In addition, the Audit Committee has received from EY the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the Audit Committee concerning independence and has discussed with EY its independence.
Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements be included in the 2025 Form 10-K for filing with the SEC.

Audit Committee
Marjorie M. Connelly, Chair
Dame Jayne-Anne Gadhia
Brett L. Paschke
Scott M. Tabakin

2026 Proxy Statement | PRA Group    17

Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has adopted policies and procedures that require the pre-approval of audit, audit-related and permissible non-audit services provided by our independent registered public accounting firm. In the event that the Audit Committee Chair provides such pre-approval, the Audit Committee Chair will report any pre-approval decisions to the Audit Committee at its next meeting. During 2025, all audit, audit-related and permissible non-audit services provided by EY were pre-approved by the Audit Committee or Audit Committee Chair.
Fees Paid to EY
The following table sets forth the fees billed by EY for the years ended December 31, 2024, and December 31, 2025.

Services Provided	2024	2025

Audit Fees	$4,798,000	$5,027,870
Audit-Related Fees	—	—
Tax Fees	$25,000	—
All Other Fees	$59,500	—
Total	$4,882,500	$5,027,870
Audit Fees
Fees for audit services relate primarily to professional services rendered for the audits of our annual consolidated financial statements and effectiveness of our internal control over financial reporting and reviews of the quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q as well as statutory audit fees related to our wholly-owned foreign subsidiaries.
Audit-Related Fees
Audit-related services relate primarily to accounting consultations.
Tax Fees
Tax services relate primarily to permitted tax-related advisory services.
All Other Fees
All other fees relate to professional services rendered for permitted advisory services. The Audit Committee has considered the provision of these services by EY and has determined that the services were compatible with EY maintaining its independence.

18    PRA Group | 2026 Proxy Statement

Executive Officers

Name and Title	Age(1)	Background and Experience

Martin Sjolund President and Chief Executive Officer	53
Mr. Sjolund has over 20 years of experience in leadership roles for large, complex organizations where he has overseen strategy, operations, mergers and acquisitions, marketing and sales. He has served as the Company's President and CEO since June 2025, having previously served as President of PRA Group Europe from June 2018 to June 2023, where he led all areas of the European business, with expanded responsibility for Canada and Australia beginning in 2023. Mr. Sjolund served as Director – Group Strategy and Corporate Development (Europe) of Aktiv Kapital from 2011 until 2014 when Aktiv Kapital was acquired by the Company. He held the same position with the Company until November 2015 when he was appointed Chief Operating Officer – Europe, a position he held until June 2018 that required oversight of all Europe collections operations. Prior to joining Aktiv Kapital, he held leadership positions with global technology companies Cisco (Nasdaq) and Ericsson (Nasdaq) and was a management consultant at McKinsey & Company in London and Singapore.

Rakesh Sehgal Executive Vice President, Chief Financial Officer	53	Mr. Sehgal has over 25 years of experience in the financial services industry and has served as Executive Vice President, CFO of the Company since September 2023. He joined the Company in May 2022 as Senior Vice President, Head of Corporate Development and served in that role until he was promoted into his current role. Prior to joining the Company in May 2022, Mr. Sehgal held roles of increasing responsibility with General Electric and GE Capital, including as Managing Director in the mergers and acquisitions group. Prior to his nine years with General Electric and GE Capital, Mr. Sehgal was in the investment banking group at Barclays Capital and Lehman Brothers where he advised specialty finance and other companies on mergers and acquisitions and leveraged finance transactions. Mr. Sehgal holds a B.A. in Accounting and Economics Management from Ohio Wesleyan University and an M.B.A. in Strategy & Management and Finance from the Kellogg School of Management at Northwestern University.

LaTisha O. Tarrant Executive Vice President, General Counsel and Chief Human Resources Officer	53
Ms. Tarrant has over 20 years of experience advising public companies on securities, corporate governance, executive compensation, mergers and acquisitions and general corporate matters. She has served as Executive Vice President, General Counsel and Chief Human Resource Officer since February 2023. Ms. Tarrant joined the Company in March 2016 as Vice President, Deputy General Counsel and served in that role until January 2018 when she was appointed Corporate Secretary. In April 2021, Ms. Tarrant was promoted to Senior Vice President and served in that role until September 2022 when she was promoted to Chief Human Resources Officer, a role that she held until February 2023 when she assumed the additional role of General Counsel. Prior to joining the Company, Ms. Tarrant served as managing associate general counsel at Anthem, Inc. (NYSE, now Elevance Health, Inc.), and as senior counsel and partner at the law firm of McGuireWoods LLP. Ms. Tarrant holds a B.A. in International Relations – Political Economy from The College of William and Mary and a J.D. from the University of Texas at Austin School of Law. She is also a Certified Corporate Governance Professional®.

R. Owen James President, PRA Group Europe	59
Mr. James has over 30 years of experience in the global nonperforming loan industry serving in leadership roles that oversaw operations, business development and investments. He has served as President, PRA Group Europe since June 2025, having previously served as Executive Vice President, Global Investments Officer from June 2023 to June 2025. Mr. James also served as Managing Director of Acquisitions for Europe, a position he assumed in July 2014. From 2012, when Mr. James joined the Company as part of its acquisition of MacKenzie Hall, until July 2014, Mr. James served in roles of increasing responsibility with the Company, including as CEO of MacKenzie Hall and the Company’s UK subsidiary. Prior to joining the Company, Mr. James spent 15 years in a variety of senior roles at Intrum Justitia AB (now Intrum AB). Mr. James holds a Diploma in Business and Public Administration from the University of Glamorgan.

(1) Age as April 20, 2026

2026 Proxy Statement | PRA Group    19

Proposal 3: Approval of NEO Compensation
We are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement, including the “Compensation Discussion and Analysis” section and accompanying compensation tables and narrative discussion. A vote in favor of this Proposal 3 will not approve any specific item of compensation but will instead reflect your support for the overall compensation of our NEOs.
The objectives of our executive compensation program include attracting, retaining and motivating highly skilled executives who will drive the attainment of our short- and long-term financial and strategic objectives, including creating value for our stockholders. We seek to closely align the interests of our NEOs with the interests of our stockholders while rewarding performance appropriately and discouraging unnecessary or excessive risk-taking. We encourage stockholders to carefully review the “Compensation Discussion and Analysis” section and accompanying compensation tables and narrative discussion beginning on page 21 for a more detailed description of our executive compensation program and decisions, including our pay-for-performance philosophy and alignment.
At our 2025 Annual Meeting, over 88% of the shares voted were cast in support of the compensation of our NEOs. Considering the favorable results of this vote, the Compensation Committee did not make substantial changes to our 2025 executive compensation program for our NEOs. Our Board recommends that stockholders again approve and support the decisions pertaining to the compensation of our NEOs and our executive compensation program.
Although the vote on Proposal 3 is not binding on the Company, our Board or the Compensation Committee, the vote will provide important information regarding stockholder sentiment about the Company’s executive compensation philosophy, policies and practices. We value the opinions of our stockholders and will consider any concerns raised, as reflected by any significant negative vote on this Proposal 3, when making future executive compensation decisions.
We currently intend to request stockholder approval, on a non-binding advisory basis, of the compensation of our NEOs at our 2026 Annual Meeting of Stockholders, which is consistent with stockholder approval, on an advisory basis, at our 2023 Annual Meeting of Stockholders of the 1-year option for the frequency of our Say-on-Pay vote.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee
Brett L. Paschke, Chair
Adrian M. Butler
Geir L. Olsen
Lance L. Weaver

20    PRA Group | 2026 Proxy Statement

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) is intended to provide a description of our executive compensation program, with a focus on the Compensation Committee’s decisions with respect to our NEO's compensation for the year ended December 31, 2025. This CD&A should be read in conjunction with the compensation tables that immediately follow this section and our 2025 Form 10-K.
2025 Named Executive Officers

NEO	Title

Martin Sjolund	President and Chief Executive Officer
Vikram A. Atal	Former President and Chief Executive Officer
Rakesh Sehgal	Executive Vice President and Chief Financial Officer
LaTisha O. Tarrant	Executive Vice President, General Counsel and Chief Human Resources Officer
R. Owen James	President, PRA Group Europe
Executive Summary
Leadership Changes
Effective June 17, 2025, Mr. Atal transitioned from President and CEO to Senior Advisor, a role he held until his retirement on December 31, 2025. Consistent with the Company's management succession plans, the Board appointed Mr. Sjolund to succeed Mr. Atal as President and CEO and Mr. James was promoted to President, PRA Group Europe to succeed Mr. Sjolund.
2025 Key Financial and Operational Highlights
As the Compensation Committee oversaw and decided on executive compensation matters during 2025, it considered several items, including our executive officers' pivotal role in achieving the key financial and operational results described in the section titled "Proxy Statement Summary" on page i of this Proxy Statement. The chart below describes our NEOs key accomplishments in 2025.

2025 Key NEO Accomplishments

Reduced Costs and Improved Operations
✓ Increased use of offshoring in call center and other functions, closed three call center sites in the U.S.
✓ Eliminated over 115 corporate and overhead roles in the U.S., resulting in $20 million of annualized gross savings ($17 million net)
✓ Continued to grow U.S. offshore agent headcount and expand activity with external debt collection agencies
✓ Reduced U.S. onshore agent headcount by approximately 40%, while U.S. Core cash collections were up 20% year-over-year
✓ Identified and announced new talent hub in Charlotte, North Carolina
✓ Re-organized U.S. leadership team for better and faster decision-making

Strengthened and Diversified Capital Structure
✓ Issued €300 million of Euro-denominated notes
✓ Repurchased $20 million of shares of common stock

Effective Leadership Committed to High-Performance Culture
✓ Successfully executed leadership transitions for the President and CEO and President of PRA Group Europe
✓ Completed return-to-office initiative for Norfolk, Virginia area employees

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Philosophy and Objectives of our Executive Compensation Program
We believe that the compensation realized by our executive officers should generally reflect the individual skills and contributions of the individual executive, the Company’s overall performance against its strategic and operating plans and the impact of the Company’s performance on stockholder value. Our executive compensation program is designed to achieve the following key objectives:

Pay for Performance	Competitive Pay	Stockholder Alignment	Culture

•A significant portion of executive compensation is variable (at-risk) and linked to the Company's performance.
•We provide differentiated pay based on each executive’s individual contributions to the Company's performance.

•Our compensation program is designed to attract, retain and motivate highly skilled executives, while promoting internal pay equity and emerging trends in executive compensation to remain competitive with the Company’s Compensation Peer Group (listed on page 30) and market data from similarly-sized companies.
•We seek to maximize the financial efficiency of the overall executive compensation program from tax, accounting, and cash flow perspectives.

•Our compensation program is designed to drive the attainment of the Company’s short and long-term financial and strategic objectives, creating alignment of interests between executives and stockholders.
•We consider the results of the annual advisory vote by stockholders on the Company’s compensation of its NEOs along with corporate governance best practices.

•We consider effective human capital management practices and foster a highly engaged, high-performance culture that values equity, diversity and inclusion while promoting a culture of compliance and adherence to applicable regulatory requirements and risk management practices.

Key Features of our Executive Compensation Program
We have adopted policies and practices to support our executive compensation philosophy and the objectives of our executive compensation program, including:

What We Do:	What We Don’t Do:

✓ Pay for Performance: A significant portion of our NEOs' target annual compensation is variable and at-risk based on achievement of established performance goals.
✓ Use of Peer Group: We target total direct compensation at the median of our Compensation Peer Group.
✓ Retention-Oriented Equity Awards: We enhance executive officer retention by providing a portion of our long-term equity program in time-based awards with multi-year vesting schedules.
✓    Independent Compensation Consultant: The Compensation Committee, which is comprised solely of independent directors, engages an independent executive compensation consultant ("compensation consultant") to advise it on executive compensation matters.
✓ Company-Favorable Restrictive Covenants: We maintain strong restrictive covenants in our employment agreements for our NEOs and obtain enhanced restrictive covenants in connection with our equity grants.
✓ Stock Ownership Guidelines: We have stock ownership guidelines of 5 times salary for our CEO and Board members and 3 times salary for all other executive officers.
✓    Clawback Policy: We have a compensation recovery policy that requires the Company to clawback incentive-based compensation received by our executive officers in the event of certain accounting restatements.

× No Excessive Risk-Taking: We design our compensation programs to discourage our employees, including our NEOs, from taking unnecessary or excessive risks.
× No Guaranteed Minimum Payouts: We do not have guaranteed minimum payouts on our annual bonus or long-term incentive plans.
× No Guaranteed Salary Increase: We do not provide automatic base salary increases to our executive officers.
× No Tax Gross-ups: We do not provide our NEOs with excise tax gross-ups.
× No "Single Trigger" Equity Vesting: We do not accelerate the vesting of equity awards on a change in control of the Company or upon a termination of employment unless such termination occurs within six months before or 24 months following such change in control or in the event of the NEO’s death or disability.
× Minimal Perquisites: We generally do not provide our executive officers with perquisites or other personal benefits.
× No Executive Deferred Compensation Plans: We do not offer nonqualified deferred-compensation plans or arrangements to our executive officers.
× No Hedging or Pledging: We do not permit hedging or pledging of Company shares.

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Key Elements of our 2025 Compensation Program

	Element	Key Characteristics	Primary Objectives

FIXED PAY	Annual Compensation

	Base Salary	Cash	Attracts, retains and rewards NEOs by providing a fixed source of income to reflect experience, skills and competencies.

Reviewed annually and generally targeted at the Compensation Peer Group median, subject to individual performance and internal pay equity.
CEO Other NEOs

Short-Term Incentive Awards

	Annual Bonus	Cash
Focuses NEOs on our annual results and aligns NEOs’ interests with those of our stockholders by rewarding performance focused on the achievement of established financial metrics and strategic objectives.

Variable cash compensation component based on performance against established financial metrics and strategic objectives.
Final payout is based on the Compensation Committee’s analysis of the Company’s performance against the established financial metrics and strategic objectives, in addition to the Company's performance and our NEOs' individual performance.

AT-RISK PAY	CEO Other NEOs

Long-Term Incentive Awards

	50% Performance Stock Units ("PSUs") 50% Restricted Stock Units ("RSUs")	Common Stock
Aligns the interests of our NEOs with those of our stockholders by linking a substantial portion of NEO compensation to stock performance and the achievement of long-term Company financial goals.
Provides opportunities for stock ownership, which attracts and motivates our NEOs and promotes retention.

PSUs vest after a three-year performance period, based on the achievement of established financial metrics and stock price performance. RSUs vest annually over a three-year period.

CEO Other NEOs

2026 Proxy Statement | PRA Group    23

2025 Executive Compensation Decisions
The table below sets forth our annual compensation decision-making process for our executive officers, including our NEOs:

Before Year End
The Compensation Committee begins with a review of our executive compensation program, including its design components, compensation levels and competitiveness against our Compensation Peer Group to determine if any changes should be made to the program for the next fiscal year.

At Beginning of Year	The Compensation Committee determines the principal components of compensation and sets financial and strategic metrics for our short- and long-term incentive plans for our executive officers to drive our corporate goals and strategic objectives while holding our executive officers accountable for their performance.

During the Year
The Compensation Committee meets regularly throughout the year, with management and in executive session, and reviews the Company’s performance to date against the established financial and strategic objectives.

After Year End
After year end, the Compensation Committee reviews the Company's performance against the established financial metrics and strategic objectives and each NEO's performance and makes annual compensation decisions for our short- and long-term incentive plans that are consistent with our executive compensation philosophy and objectives.

Base Salary
Base salary is designed to provide our NEOs with a reasonable level of fixed short-term compensation. The Compensation Committee reviews the base salary for each NEO at least annually and adjusts base salaries when appropriate. When determining base salaries, the Compensation Committee considers each NEO’s total direct compensation and performance, the Company’s performance, comparative peer and market compensation data, internal pay equity and other relevant factors, including the scope of the NEO's responsibilities relative to our peers and other executives, and any retention concerns.
In connection with Mr. Sjolund’s appointment as President and CEO, his annual base salary increased to £614,400 ($825,000 based on a June 17, 2025 GBP to USD exchange rate of 1.3429). Additionally, in connection with Mr. James’ promotion to President of PRA Group Europe, his annual base salary increased to £369,400 ($496,100 based on a June 17, 2025 GBP to USD exchange rate of 1.3429).
The table below sets forth the 2025 year-end base salary for each NEO, reflecting annual base salary adjustments and promotion related increases.

NEO	2025 Base Salary	Percent Increase

Martin Sjolund (1)	$827,800	58%
Vikram A. Atal	$950,000	0%
Rakesh Sehgal	$520,000	4%
LaTisha O. Tarrant	$525,000	5%
R. Owen James (1)	$497,700	19%

(1)Converted to U.S. dollars from British pounds using a December 31, 2025 conversion rate of £1.00 = $1.3473.

Annual Bonus Plan
The Annual Bonus Plan is a short-term incentive plan designed to reward our executive officers, including our NEOs. At the beginning of each year, the Compensation Committee establishes performance metrics, typically a combination of financial metrics and strategic objectives that are intended to drive near-term execution and progress against longer-term business objectives and priorities. The Compensation Committee also sets the corresponding performance goals to determine payout outcomes under the Annual Bonus Plan.
Target award opportunities are determined as a percentage of base salary, subject to proration for changes in base salary and bonus opportunity during the year (exclusive of any other compensation or benefits) and are payable in cash upon the achievement of a threshold performance level and capped by a maximum performance level as established by the Compensation Committee.

24    PRA Group | 2026 Proxy Statement

2025 Annual Bonus Plan Design
For 2025, the Compensation Committee approved the financial metrics and strategic objectives set forth in the table below.

Performance Metrics	Weight	Rationale

Net Income, as adjusted (1)	50%	We believe that net income, as adjusted, provides a clear, transparent and objective measure of performance that aligns with stockholder value.
Adjusted EBITDA (2)	30%	We believe that Adjusted EBITDA helps provide enhanced period-to-period comparability of the Company’s operational and financial performance and is useful to investors as other companies in the industry report similar financial measures.
Strategic Objectives	20%	We believe our strategic objectives add accountability for driving results linked to the Company’s strategic goals. Strategic objectives for the year related to customer insights, artificial intelligence and investor outreach.

(1)Net Income/(loss) attributable to PRA Group, Inc., calculated in accordance with GAAP, adjusted to exclude the impact of foreign exchange rate fluctuations, material unplanned expenses (as approved by the Compensation Committee), and changes in accounting principles and tax laws.
(2)Adjusted EBITDA under our bonus plan differs from the definition of the non-GAAP financial measure Adjusted EBITDA included in Appendix A to this Proxy Statement. Under our bonus plan, Adjusted EBITDA is calculated starting with our GAAP financial measure, Net Income/(loss) attributable to PRA Group, Inc. plus income tax expense (or less income tax benefit); plus foreign exchange loss (or less foreign exchange gain); plus interest expense, net; plus other expense; plus depreciation and amortization; plus impairment of real estate; plus goodwill impairment; plus net income attributable to noncontrolling interests; less gain on sale of equity method investment and plus recoveries collected and applied to Finance receivables, net less changes in expected recoveries, further adjusted to exclude the impact of foreign exchange rate fluctuations, material unplanned expenses (as approved by the Compensation Committee), and changes in accounting principles and tax laws.

2025 Annual Bonus Plan Results and Payout
Following table shows the financial performance necessary to achieve threshold (50% payout), target (100% payout), and maximum (200% payout) bonus amounts, along with actual results for 2025. Payouts are linearly interpolated for performance between threshold and maximum.

Performance	Threshold ($M)	Target ($M)	Maximum ($M)	Actual (1) ($M)	Payout (as a % of Target)

Net Income, as adjusted	$90	$113	$141	$73	—
Adjusted EBITDA	$1,059	$1,324	$1,655	$1,315	98%
Strategic Objectives	Significantly exceeded expectations of customer insights and artificial intelligence initiatives, while achieving our investor outreach goals.				167%

(1)Reflects adjustment for goodwill impairment, partially offset by a gain on the sale of an equity method investment. These adjustments were intended to support decision-making that promotes the long-term health of the business and remains consistent with the intent of our established performance goals.

Following the end of the year, the Compensation Committee considered the Company’s 2025 financial and strategic performance in addition to our NEOs’ accomplishments as described in the “Executive Summary” of this CD&A and determined the Annual Bonus payout for each NEO, as reflected in the table below.

NEO	2025 Bonus Target	2025 Bonus Paid	Bonus Paid as a Percentage of Target

Martin Sjolund (1)(2)	$815,600	$827,800	101%
Vikram A. Atal	$1,187,500	$827,000	70%
Rakesh Sehgal	$520,000	$390,000	75%
LaTisha O. Tarrant	$525,000	$395,000	75%
R. Owen James (1)(2)	$476,500	$357,400	75%

(1)Bonus targets for Messrs. Sjolund and James were prorated to reflect changes in role and compensation during the year. In connection with Mr. Sjolund’s appointment as President and CEO, Mr. Sjolund’s target annual bonus award opportunity was increased to 125%, and his bonus award was prorated based on his applicable target bonus levels before and after his promotion. Mr. James’ target annual bonus award opportunity was similarly prorated to reflect his promotion and corresponding increase in target compensation during the year.
(2)Converted to U.S. dollars from British pounds using a December 31, 2025 conversion rate of £1.00 = $1.3473.

2026 Proxy Statement | PRA Group    25

Long-Term Incentive Plan ("LTIP") Awards
Equity awards, which are made under our 2022 Equity Plan, are intended to focus executives on increasing long-term stockholder value, enhance executive retention and promote executive stock ownership. The Compensation Committee generally grants annual LTIP awards in March.
The Compensation Committee sets target LTIP award amounts for all executives, including our NEOs, based on several factors, including comparative peer and market compensation data for each NEO position in the Compensation Peer Group, the percentage of total direct compensation that is equity-based, equity burn-rate and overhang, LTIP performance goals, the Company’s financial performance and retention considerations. No single factor is given greater weight than any other in the decision-making process. The LTIP awards are delivered using a mix of PSUs and RSUs, with the ratio determined by the Compensation Committee.
•The PSU component is designed to align the interests of our executive officers with those of our stockholders by focusing on the Company's long-term goals and maximizing stockholder returns over a three-year period tied to financial metrics. PSUs are granted annually with performance metrics and stock price performance set by the Compensation Committee at the beginning of the three-year performance period. Any awards earned cliff vest at the end of the three-year measurement period based on continued employment and Company achievement of the financial metrics and stock price performance.
•The RSU component is designed to retain highly skilled executives, align the interests of our executive officers with those of our stockholders and promote stock ownership by our executive officers. RSUs are granted annually and vest ratably over three years.
2025 LTIP Award Design and Grants
For 2025, the Compensation Committee determined that our NEOs 2025 LTIP awards would consist of a mix of 50% PSUs and 50% RSUs, which is consistent and aligns closely with equity compensation market practices of our Compensation Peer Group. The Compensation Committee selected the following three performance metrics for the PSUs awarded for the 2025 LTIP; (i) Adjusted EBITDA, (ii) Relative Total Shareholder Return ("Relative TSR") and (iii) ROATE. The Compensation Committee believes Adjusted EBITDA, Relative TSR and ROATE are the most appropriate metrics for measuring financial performance under the LTIP as they encourage our executive officers to focus on actions to improve the long-term financial health and performance of the Company, with an emphasis on value creation for our stockholders. Adjusted EBITDA, Relative TSR and ROATE metrics are independent of each other, and the 2025 LTIP awards can be earned for each metric individually based on performance achievement. A description of each PSU performance metric for the 2025 LTIP is set forth below.

PSU Performance Metrics:

(i) Adjusted EBITDA:
•Is a supplemental measure of operations and financial performance, as it excludes certain items whose fluctuations from period to period do not necessarily correspond to changes in the operations of our business, and is useful to investors as other companies in the industry report similar financial measures. Adjusted EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Adjusted EBITDA is calculated starting with our GAAP financial measure, Net Income/(loss) attributable to PRA Group, Inc. plus income tax expense (or less income tax benefit); plus foreign exchange loss (or less foreign exchange gain); plus interest expense, net; plus other expense (or less other income); plus depreciation and amortization; plus impairment of real estate; plus goodwill impairment; plus net income attributable to noncontrolling interests; less gain on sale of equity method investment and plus recoveries collected and applied to finance receivables, net less changes in expected recoveries
•Is based upon the Company’s achievement of the cumulative Adjusted EBITDA metric goal over the 2025-2027 performance period. The three-year cumulative Adjusted EBITDA will be used to determine the percentage of target PSUs vested.

Relative TSR:
•Is measured over the 2025-2027 performance period based on the Company’s performance compared to the companies in the S&P SmallCap 600 Financial Sector Index. The number of PSUs earned will be determined by the Company’s Relative TSR performance over this performance period. The beginning share price will be the average closing price for the 30 calendar days immediately preceding the first day of the performance period and the ending share price will be the average closing price for the last 90 calendar days of the performance period.

ROATE:
•Is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP, used to monitor and evaluate operating performance relative to our equity. Average tangible equity is defined as average Total stockholders’ equity - PRA Group, Inc. less average goodwill and average other intangible assets. ROATE is calculated by dividing Net Income/(loss) attributable to PRA Group, Inc. by average tangible equity.
•Is based upon the Company’s ROATE, which will be calculated annually, over the 2025-2027 performance period. The three-year average will be used to determine the percentage of target PSUs earned.

26    PRA Group | 2026 Proxy Statement

This table sets forth the PSU performance metrics at target for 2025:

Adjusted EBITDA(1)		Relative TSR(1)		ROATE(1)
Performance vs. Target	Target Shares Earned (%)	Value	Target PSUs Earned (%)	Value	Target Shares Earned (%)

Less than 80%	0%	Below 30th percentile	0%	Less than 80%	0%
80%	50%	30th percentile	50%	80%	50%
90%	75%	50th percentile	100%	90%	75%
100%	100%	70th percentile	150%	100%	100%
112.5%	150%	90th percentile or more	200%	112.5%	150%
125% or more	200%			125% or more	200%

(1)Linear interpolation is performed to determine target shares earned between values.
The table below sets forth the annual LTIP award values granted at target for 2025 for each NEO:

NEO	2025 Annual LTIP Awards
	PSUs at Target		RSUs
	# of Units(1)	Grant Date Value ($)(2)	# of Units(1)	Grant Date Value ($)(2)

Martin Sjolund	35,194	700,000	35,193	700,000
Vikram A. Atal	125,691	2,500,000	125,691	2,500,000
Rakesh Sehgal	27,652	550,000	27,652	550,000
LaTisha O. Tarrant	27,652	550,000	27,652	550,000
R. Owen James	25,138	500,000	25,138	500,000

(1)The number of PSUs and RSUs granted was based on the total grant date value divided by the closing price of our common stock on March 7, 2025.
(2)Rounded to the nearest $50 to reflect Compensation Committee approved grant values.
Messrs. Sjolund and James received additional LTIP awards in connection with their respective promotions reflecting their expanded responsibilities. Mr. Sjolund was granted an equity award valued at $1.8 million on the date of grant that was comprised of 50% PSUs and 50% RSUs, which vest ratably over a three-year period beginning with the first anniversary of the grant date. The Company also granted Mr. James time-based RSUs, valued at $100,000 on the date of grant, which vest ratably over a three-year period beginning with the first anniversary of the grant date.

The table below sets forth LTIP promotion-related awards.

	PSUs at Target		RSUs
	# of Units(1)	Grant Date Value ($)(2)	# of Units(1)	Grant Date Value ($)(2)

Martin Sjolund	62,370	900,000	62,370	900,000
R. Owen James	—	—	6,930	100,000

(1)The number of PSUs and RSUs granted was based on the total grant date value divided by the closing price of our common stock on June 17, 2025.
(2)Rounded to the nearest $50 to reflect Compensation Committee approved grant values.

2026 Proxy Statement | PRA Group    27

Summary of Our Concurrent LTIP Awards Outstanding
Following the grant of the 2025 LTIP awards, our NEOs had three tranches (award years 2023-2025) of LTIP awards outstanding. The key features of these outstanding awards are included below:

LTIP Award Year	Measurement Period	Award Components	PSU Performance Metric	PSU Weighting

2023	2023-2025	50% PSUs	Adjusted EBITDA	50%
		50% RSUs	Relative TSR	50%

2024	2024-2026	50% PSUs 50% RSUs	Adjusted EBITDA	33.33%
			ROATE	33.33%
			Relative TSR	33.33%

2025	2025-2027	50% PSUs 50% RSUs	Adjusted EBITDA	33.33%
			ROATE	33.33%
			Relative TSR	33.33%
2023 LTIP Results and Payouts
In February 2026, the Compensation Committee reviewed the results for 2023-2025 performance period (January 1, 2023 to December 31, 2025) and determined that 46% of the PSUs granted under the 2023 LTIP were earned based on the Company's performance on the following metrics:

2023 - 2025 LTIP Performance Metrics	Target (100% Payout) ($M)	Actual Performance ($M)	Percentage Payout

Adjusted EBITDA (1)	$3,579	$3,460	92%
Relative TSR (2)	50th percentile	3rd percentile	0%

		2023 LTIP Payout	46%

(1)Adjusted EBITDA is calculated starting with our GAAP financial measure, Net Income/(loss) attributable to PRA Group, Inc. plus income tax expense (or less income tax benefit); plus foreign exchange loss (or less foreign exchange gain); plus interest expense, net (or less interest income, net); plus other expense (or less other income); plus depreciation and amortization; plus impairment of real estate; plus net income attributable to noncontrolling interests; plus recoveries applied to negative allowance less changes in expected recoveries, further adjusted to exclude the impact of foreign exchange rate fluctuations, and changes in accounting principles and tax laws.
(2)Comparison of our TSR relative to the S&P SmallCap 600 Financial Sector Index.
Our Goal-Setting and Compensation Decision-Making Process
Role of the Compensation Committee
Our Board has delegated oversight of our executive compensation program to its Compensation Committee. Among its duties, the Compensation Committee is responsible for approving all compensation for our executive officers, including our NEOs. Although the Compensation Committee considers our CEO’s recommendations with respect to executive officers other than himself, the Compensation Committee evaluates our CEO’s recommendations independently and makes all final compensation decisions within the parameters of our compensation philosophy and objectives. This process includes the following:
•evaluating the competitiveness of each NEO’s total compensation, including salary, annual bonus and long-term equity incentives;
•reviewing and approving corporate and individual performance goals and objectives for our incentive compensation plans;
•evaluating individual performance against these goals and objectives;
•considering any adverse compliance issues when making pay decisions;
•approving changes to each NEO’s total compensation; and
•overseeing employment agreements, including the renewal process.
The Compensation Committee is supported in its work by its compensation consultant, our CEO (where appropriate) and members of our legal, human resources and finance departments as needed.
Role of the Compensation Consultant
The Compensation Committee has sole authority to hire its compensation consultant, approve such consultant’s compensation, determine the nature and scope of its services, and evaluate its performance. The Compensation Committee may terminate its
28    PRA Group | 2026 Proxy Statement

compensation consultant’s engagement or hire additional consultants at any time. The compensation consultant reports directly to the Compensation Committee.
A representative of the compensation consultant attends Compensation Committee meetings and communicates with the Compensation Committee Chair between meetings, as requested. The compensation consultant provides various executive compensation services to the Compensation Committee, including advising the Compensation Committee on the principal aspects of our executive compensation program, updating the Compensation Committee on evolving executive compensation practices and trends and providing market information and analysis regarding the competitiveness of our executive compensation program and award values in relation to performance.
During 2025, the Compensation Committee engaged Pearl Meyer as its compensation consultant. As part of its engagement, Pearl Meyer performed the following key services for the Compensation Committee:
•analyzed each NEO’s compensation compared to our Compensation Peer Group and other survey data, including target and actual pay levels for each component, and in the aggregate, of our total direct compensation (salary, annual bonus award and annual equity grant) and the mix of our direct compensation components (fixed versus variable, short-term versus long-term and cash versus equity-based pay);
•provided consultation and advice in support of key executive leadership transitions;
•reviewed and provided recommendations to the Compensation Committee on the composition of our Compensation Peer Group;
•evaluated the competitiveness of our long-term incentive plans, including their aggregate cost, the rate at which equity is awarded and their dilutive impact;
•reviewed and provided advice on the CD&A and related compensation disclosures in this Proxy Statement;
•reviewed and provided input on materials for Compensation Committee meetings;
•reviewed and provided advice on executive compensation philosophy, strategy, practices and policies;
•reviewed and provided advice on executive and non-employee director stock ownership guidelines;
•conducted a risk assessment of our compensation programs;
•provided advice on recent trends and developments in executive compensation; and
•provided a review of the Company’s non-employee director compensation program compared to our Compensation Peer Group.
The Compensation Committee has assessed Pearl Meyer's independence pursuant to SEC rules and Nasdaq listing standards and has determined that no known conflict of interest exists that prevents Pearl Meyer from serving as the Compensation Committee's compensation consultant.
Role of Management
At the Compensation Committee’s request, our CEO, and other members of management attend portions of the Compensation Committee’s meetings to discuss the Company’s performance and compensation-related matters. While the CEO is not present during the voting or deliberations relating to his own compensation, he shares his assessment of his performance as well as the performance of our other executive officers with the Compensation Committee and makes recommendations to the Compensation Committee on certain compensation decisions for our other executive officers. The Compensation Committee considers our CEO’s recommendations, as well as data and analyses provided by Pearl Meyer, and to a lesser extent, the other members of management, and is exclusively responsible for determining the total compensation of all of our executive officers, including our NEOs.

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Use of Competitive Data

The Compensation Committee generally compares the compensation of our NEOs to the median of our Compensation Peer Group. In addition, the Compensation Committee considers factors such as our financial performance relative to our Compensation Peer Group, the unique characteristics of the individual NEO’s position, and any succession and retention concerns.
To maintain the competitiveness of our executive compensation program, the Compensation Committee bases executive compensation decisions on competitive peer and market compensation data and pay practices. Annually, with input from Pearl Meyer, the Compensation Committee determines our Compensation Peer Group, which is intended to reflect companies that are comparable to us based on various metrics, including net income, market capitalization, complexity of operations and business model.
The Compensation Committee approved the list of companies in the chart to the right as an appropriate peer group for making executive compensation decisions for 2025.
Factors considered in selecting our Compensation Peer Group include (y) revenue (generally falling in a range of 0.4 to 2.5 times our revenue) and (z) market capitalization (generally falling in a range of 0.25 to 4.0 times our market capitalization).
In addition to Compensation Peer Group data, the Compensation Committee reviews general industry compensation survey data reported by Willis Towers Watson. The Compensation Committee reviews the data related to the Compensation Peer Group and the Willis Towers Watson survey to ascertain the competitive market for our NEOs, to determine whether our compensation levels are competitive, and to make compensation adjustments to reflect executive performance and Company performance.

2025 Compensation Peer Group
Credit Acceptance Corporation
CSG Systems International, Inc.
Encore Capital Group, Inc.
Enova International, Inc.
Green Dot Corporation
LendingClub Corporation
MGIC Investment Corporation
Navient Corporation
NMI Holdings, Inc.
Onity Group Inc.
Regional Management Corporation
Walker & Dunlop, Inc.
World Acceptance Corporation

Other Programs, Practices and Policies
Perquisites and Other Personal Benefits
We generally do not provide our executive officers, including our NEOs, with perquisites or other personal benefits. We encourage our NEOs to submit to a comprehensive physical examination every three to five years at our expense, at a cost of approximately $5,000 each. We cover the cost of a comprehensive physical examination because we believe it serves a necessary business purpose and protects the interests of the Company and stockholders by requiring each NEO to receive high-quality preventative care, thereby increasing the likelihood of early detection for any serious illness that would prevent them from serving the Company to the best of their ability.
Tax-qualified Retirement Plans
We offer a 401(k) plan for our U.S. employees, including our NEOs. The 401(k) plan is a long-term savings vehicle that enables employees to make pre-tax and post-tax contributions via payroll deductions and receive tax-deferred earnings on the contributions made. Employees are eligible to make voluntary contributions to the plan of up to 100% of their compensation, subject to limitations under the Internal Revenue Code of 1986, as amended. We make matching cash contributions of up to 4% of each participating employee’s eligible pay after the employee completes six months of service with the Company. Employees may direct their own investments, among a range of investment choices, under the plan.
We make contributions to our United Kingdom employees’ individual pensions under the Pensions Act 2008 of the Parliament of the United Kingdom, including our NEOs, up to the annual allowance before tax is payable.
Nonqualified Deferred Compensation Plans and Arrangements
We do not offer nonqualified deferred compensation plans or arrangements to any of our executive officers, including our NEOs.
Severance and Change in Control Arrangements
As part of our executive compensation program we provide certain severance and change in control benefits to our NEOs. Each NEO is entitled to receive severance benefits under either our Executive Severance Plan or under the terms of an employment agreement. We provide these severance benefits in order to provide an overall compensation package that is competitive with those offered by other companies with whom we compete for executive talent. Additionally, such severance benefits allow our executives to focus on the Company's business objectives and the interests of our stockholders without concern for their employment security.
Mr. Sehgal and Ms. Tarrant are currently the only NEOs who participate in the Executive Severance Plan, which provides certain payments and other benefits upon a qualifying termination. Messrs. Sjolund and James have entered into employment agreements with the Company, and are eligible for severance payments and other benefits upon a qualifying termination as set forth in their employment agreements.
30    PRA Group | 2026 Proxy Statement

In the case of a termination for cause, no severance payments will be made to our NEOs. We do not provide excise tax reimbursements or gross-ups for severance payment and other benefits upon a qualifying termination. For detailed information on the estimated potential payments and benefits payable to our NEOs in the event of their termination of employment, including following a change in control of the Company, see the section below titled “Post-Employment Compensation Arrangements” in this Proxy Statement.
Mr. Atal had an employment agreement with the Company. Prior to his retirement on December 31, 2025, he was eligible for severance payments and other benefits upon a qualifying termination as set forth in his employment agreement. Mr. Atal’s retirement did not constitute a qualifying termination under his employment agreement.
Stock Ownership Guidelines
We maintain stock ownership guidelines for our executive officers, including our NEOs (the “Guidelines”). Our Board believes in the importance of aligning the economic interests of stockholders and management. The Guidelines were established based on various factors, including executive officer roles, market data, corporate governance practices and the recommendations of the Compensation Committee’s compensation consultant. The Guidelines provide that the Compensation Committee may determine whether, based on the executive’s success in achieving the executive’s stock ownership target, to pay the executive’s annual bonus, if any, in stock, rather than in cash.
The Compensation Committee is responsible for reviewing the Guidelines at least annually and recommending to our Board any changes to the Guidelines. In connection with its annual review, management provides the Compensation Committee with a report showing the extent to which our executives have met the requirements set forth in the Guidelines. This report includes targeted share ownership, actual share ownership, unvested RSUs (which count towards the Guidelines) and any surplus or deficiency that exists.
Equity interests that count toward the satisfaction of the Guidelines include shares owned outright by the individual, shares jointly owned and unvested RSUs. Unearned PSUs do not count toward the Guidelines. Newly hired or promoted executives have five years from the date of the commencement of their appointment to attain these ownership levels. If an executive officer does not meet the applicable ownership level by the end of the five-year period, the executive officer is required to hold a minimum of 50% of the net shares resulting from any future vesting of RSUs or PSUs until the ownership level is met.

NEO	Ownership Level

CEO	5x Base Salary
Executive Officers (other than CEO)	3x Base Salary
The Compensation Committee has determined that for 2025, all NEOs are in compliance with these Guidelines and have either achieved the required level of stock ownership or are within the five-year compliance period associated with their start date as an executive officer.
Equity Award Grant Practices
Equity awards to our employees, including our NEOs, are discretionary and must be approved by the Compensation Committee. The Company’s long-standing practice has been to grant annual equity awards on a predetermined schedule, usually following the release of our financial statements for the prior year. In addition, equity awards may be granted at other times during the year to new hires, employees receiving promotions, and in other special circumstances. The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards. The Company does not currently grant stock options.
Clawback Policy
We have adopted a Compensation Recovery Policy (“Clawback Policy”), that is intended to comply with the provisions of Exchange Act Section 10D, Exchange Act Rule 10D-1 and Nasdaq Stock Market Rule 5608, which require companies to adopt a formal policy outlining the recovery of incentive-based compensation in the event of certain accounting restatements.
The Board has delegated the administration of the Clawback Policy to the Compensation Committee, which has full and final authority to make all determinations under the Clawback Policy.
The Clawback Policy applies to all incentive-based compensation received by our executive officers after the effective date of the Clawback Policy. In the event of a triggering accounting restatement, the Compensation Committee is tasked with recovering in a reasonably prompt timeframe all incentive-based compensation received by a covered executive officer during the applicable recovery period in excess of the compensation that would have been received had the compensation been determined using the restated amounts.
Tax Deductibility of Executive Compensation
The Compensation Committee carefully considers the tax impacts of its compensation programs on the Company, as well as on its executives. It is the Compensation Committee’s intent to maximize tax deductibility to the extent reasonable, provided the Company’s programs remain consistent with the Company’s overall executive compensation objectives. While the Compensation Committee is mindful of potential tax implications, it reserves the right to adopt such compensation arrangements as may from time to time be desirable to reward, retain or attract highly skilled executives.

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Executive Compensation Tables
Summary Compensation Table
The following table sets forth all compensation awarded to, earned by, or paid to each of our NEOs for all services rendered to the Company for the years ended December 31, 2025, 2024, and 2023.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Comp(2) ($)	All Other Comp(3) ($)	Total ($)

Martin Sjolund(4)	2025	746,829	3,312,393	827,781	51,092	4,938,095
President and Chief Executive Officer	2024	486,803	1,435,669	584,264	33,600	2,540,336
	2023	481,215	1,020,254	320,000	33,075	1,854,544
Vikram A. Atal	2025	950,000	5,291,591	827,000	14,000	7,082,591
Former President and Chief Executive Officer	2024	950,000	5,129,030	1,425,000	13,800	7,517,830
	2023	694,231	1,499,972	712,500	155,846	3,062,549
Rakesh Sehgal	2025	520,000	1,164,147	390,000	14,000	2,088,147
Executive Vice President & Chief Financial Officer	2024	500,000	954,838	600,000	13,800	2,068,638
	2023	432,492	458,386	265,000	29,451	1,185,329
LaTisha O. Tarrant	2025	525,000	1,164,147	395,000	14,000	2,098,147
General Counsel & Chief Human Resources Officer	2024	504,808	1,168,548	600,000	13,800	2,287,156
	2023	576,923	765,077	265,000	13,200	1,620,200
R. Owen James(4)	2025	496,516	1,158,307	357,366	35,636	2,047,825
President, PRA Group Europe	2024	389,467	954,838	467,411	29,210	1,840,926
	2023	367,521	480,022	220,000	27,564	1,095,107

(1)The amounts represent the aggregate grant date fair value of the stock awards granted in 2025, 2024 and 2023 determined pursuant to Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in calculating these amounts are discussed in Note 1 and Note 12 to our consolidated financial statements in the 2025 Form 10-K. Stock awards consist of time-based RSUs and performance-based PSUs awarded under the LTIP (see page 26 of this Proxy Statement for a description of the LTIP Awards). The actual amount of compensation that will be realized by the NEO at the time the stock award vests, if at all, will depend upon the market price of our common stock on the day prior to the vesting date. The value as of the grant date of the maximum number of shares that could vest under the 2025 LTIP PSU awards is as follows: Mr. Mr. Sjolund, $3,424,810; Mr. Atal, $5,583,194; Mr. Sehgal, $1,228,297; Ms. Tarrant, $1,228,297; and Mr. James $1,116,625. For more information on the awards granted during 2025, see the Grants of Plan-Based Awards table on page 33 of this Proxy Statement.
(2)These amounts represent awards under the Annual Bonus Plan (see page 25 of this Proxy Statement for a description of the Annual Bonus Plan).
(3)The amounts comprising “All Other Comp” for Messrs. Atal and Sehgal and Ms. Tarrant represent Company matching contributions to the recipient’s 401(k) plan account up to the 2025 $14,000 limit for such plan under federal income tax rules. For Messrs. Sjolund and James, the amounts represent payments under the Pensions Act 2008 of the Parliament of the United Kingdom. For Mr. James, the amount includes Company pension contributions. For Mr. Sjolund, the amounts include cash payments in lieu of Company pension contributions.
(4)Messrs. Sjolund and James compensation was converted to U.S. dollars from British pounds using a December 31, 2025 conversion rate of £1.00 = $1.3473.

32    PRA Group | 2026 Proxy Statement

Grants of Plan-Based Awards
The following table presents, for each of our NEOs, information concerning awards under our 2022 Equity Plan and Annual Bonus Plan for 2025.

Name	Award Type(1)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)

Martin Sjolund(6)	STI		—	1,028,565	5,000,000
	RSU	3/7/2025							35,193	699,989
	PSU	3/7/2025				—	35,194	70,388		781,637
	RSU	6/17/2025							62,370	899,999
	PSU	6/17/2025				—	62,370	124,740		930,768
Vikram A. Atal	STI		—	1,187,500	5,000,000
	RSU	3/7/2025							125,691	2,499,994
	PSU	3/7/2025				—	125,691	251,382		2,791,597
Rakesh Sehgal	STI		—	520,000	5,000,000
	RSU	3/7/2025							27,652	549,998
	PSU	3/7/2025				—	27,652	55,304		614,149
LaTisha O. Tarrant	STI		—	525,000	5,000,000
	RSU	3/7/2025							27,652	549,998
	PSU	3/7/2025				—	27,652	55,304		614,149
R. Owen James(6)	STI		—	494,729	5,000,000
	RSU	3/7/2025							25,138	499,995
	PSU	3/7/2025				—	25,138	50,276		558,313
	RSU	6/17/2025							6,930	100,000

(1)During 2025, our NEOs were awarded the following plan-based awards: annual short-term incentive ("STI") awards under our Annual Bonus Plan and time-based RSUs and performance-based PSUs under our LTIP.
(2)The amounts represent the range of possible payouts of the STI from $0, at threshold to 200% of target, at maximum. While our Annual Bonus Plan sets the maximum amount payable to a participant for a performance period at $5,000,000, over the past 10 years the maximum payment to any NEO has not exceeded 200%, equivalent to $1,631,167 for Mr. Sjolund, $2,375,000 for Mr. Atal, $1,004,000 for Mr. Sehgal, $1,050,000 for Ms. Tarrant and $952,974 for Mr. James.
(3)The amounts represent the range of possible payouts of the PSUs from 0% of target, at threshold, to 200% of target, at maximum. The PSUs will not vest if the performance criteria are not met. Vesting of the PSUs is based on the achievement of goals with respect to three metrics (Adjusted EBITDA, ROATE and Relative TSR) over the 2025-2027 performance period, subject to continued employment.
(4)The amounts represent RSUs. One-third of the RSUs vest on each of the first, second and third anniversary of the grant date, subject to continued employment. For Mr. James’ June 2025 RSU grant, upon an eligible retirement, any unvested RSUs continue to vest on their original schedule, subject to compliance with applicable post employment conditions. Mr. Atal retired on December 31, 2025 and, pursuant to the terms of his outstanding awards, his unvested RSUs continue to vest on their original schedule following retirement.
(5)The amounts represent the aggregate grant date fair value of each award, calculated by multiplying the fair value on the grant date by the number of RSUs and the target number of the PSUs. The fair value of the RSUs is based on the closing price of the Company’s common stock on the grant date of March 7, 2025 and June 17, 2025. The fair value of the PSUs on the grant date of March 7, 2025 is based on $26.85 per share for the Relative TSR performance metric (a market condition) and $19.89 per share, the closing price of our common stock on the grant date, for the other two performance metrics, Adjusted EBITDA and ROATE. The fair value of the PSU on the grant date of June 17, 2025 is based on $15.91 per share for the Relative TSR performance metric (a market condition) and $14.43 per share, the closing price of our common stock on the grant date, for the other two performance metrics, Adjusted EBITDA and ROATE.
(6)Messrs. Sjolund and James compensation was converted to U.S. dollars from British pounds using a December 31, 2025 conversion rate of £1.00 = $1.3473.

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Outstanding Equity Awards at Fiscal-Year End
The following table provides information on our NEOs’ outstanding unvested equity awards as of December 31, 2025. No options were outstanding as of December 31, 2025.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares of Stock that Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market of Payout Value of Unearned Shares Units or Other Rights That Have Not Vested ($) (2)(3)

Martin Sjolund	3/7/2023	3,617	63,985	10,851	191,954
	3/7/2024	16,462	291,213	24,694	436,837
	3/7/2024(4)	3,951	69,893	—	—
	3/7/2025	35,193	622,564	35,194	622,582
	6/17/2025	62,370	1,103,325	62,370	1,103,325
Vikram A. Atal	3/7/2024	63,216	1,118,291	94,824	1,677,437
	3/7/2025	125,691	2,223,474	125,691	2,223,474
Rakesh Sehgal	3/7/2023	1,005	17,778	3,014	53,318
	9/15/2023	2,736	48,400	—	—
	3/7/2024	10,536	186,382	15,804	279,573
	3/7/2024(4)	3,951	69,893	—	—
	3/7/2025	27,652	489,164	27,652	489,164
LaTisha O. Tarrant	3/7/2023	1,206	21,334	3,617	63,985
	8/15/2023	7,410	131,083	—	—
	3/7/2024	13,170	232,977	19,755	349,466
	3/7/2024(4)	3,951	69,893	—	—
	3/7/2025	27,652	489,164	27,652	489,164
R. Owen James	3/7/2023	905	16,009	2,712	47,975
	8/15/2023	3,923	69,398	—	—
	3/7/2024	10,536	186,382	15,804	279,573
	3/7/2024(4)	3,951	69,893	—	—
	3/7/2025	25,138	444,691	25,138	444,691
	6/17/2025	6,930	122,592	—	—

(1)The RSUs granted vest ratably over a three-year period, beginning on the first anniversary of the award date subject to the terms of the respective RSU agreement.
(2)The amounts represent the fair market value of the awards, calculated using $17.69, the closing price of the Company’s common stock on December 31, 2025.
(3)The performance component of the LTIP awards will not vest or be awarded if we do not achieve the minimum threshold performance targets pursuant to the terms of the respective PSU agreement, as described more fully on page 26 in this Proxy Statement. If such targets are met, the number of shares to be received by each NEO will be determined based on actual performance (for each year). The PSU award performance period is three years, beginning on January 1 of the year of the grant and ending in three years on December 31.
(4)The RSUs granted vest two years from the grant date, subject to the terms of the respective RSU agreement.
34    PRA Group | 2026 Proxy Statement

Stock Vested
The following table provides information concerning the shares acquired on vesting of RSUs and PSUs during 2025 on an aggregated basis for each of our NEOs, and includes the value realized upon vesting. During 2025, we had no stock options outstanding and awarded no stock options.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)(2)

Martin Sjolund	17,524	352,758
Vikram A. Atal	57,461	1,085,465
Rakesh Sehgal	16,872	292,678
LaTisha O. Tarrant	16,814	309,597
R. Owen James	11,356	214,399

(1)The amounts represent the aggregate dollar amount realized upon vesting, computed by multiplying the number of shares of stock by the closing market price of our common stock on the day prior to the vesting date.
(2)On February 24, 2026, the Compensation Committee determined the final payment of PSUs earned under the 2023 LTIP for the three-year period ended December 31, 2025, based on the Company’s financial results and, as a result, this table does not reflect the number of shares acquired or value realized on vesting.
The following table provides detailed vesting information of the value realized upon vesting of stock awards:

Name	Award Type	Vesting Date	Number of Shares (#)(1)	Closing Market ($)(2)	Value Realized on Vesting ($)

Martin Sjolund	PSU	3/7/2025	2,335	20.13	47,004
	RSU	3/7/2025	15,189	20.13	305,755
Vikram A. Atal	RSU	3/7/2025	31,608	20.13	636,269
	RSU	4/15/2025	12,926	17.03	220,130
	RSU	12/31/2025	12,927	17.72	229,066
Rakesh Sehgal	RSU	3/7/2025	6,273	20.13	126,275
	RSU	5/15/2025	7,863	15.31	120,383
	RSU	9/15/2025	2,736	16.82	46,020
LaTisha O. Tarrant	PSU	3/7/2025	518	20.13	10,427
	RSU	3/7/2025	8,348	20.13	168,045
	RSU	8/15/2025	7,409	16.51	122,323
	RSU	11/15/2025	539	16.33	8,802
R. Owen James	PSU	3/7/2025	519	20.13	10,447
	RSU	3/7/2025	6,915	20.13	139,199
	RSU	8/15/2025	3,922	16.51	64,752

(1)On February 24, 2026, the Compensation Committee determined the final payment of PSUs earned under the 2023 LTIP for the three-year period ended December 31, 2025, based on the Company’s applicable criteria for the award, as a result, this table does not reflect the number of shares acquired or value realized on vesting.
(2)The closing market price of our common stock used to calculate value of shares at vesting is the trading day prior to the vesting date.

2026 Proxy Statement | PRA Group    35

Post-Employment Compensation Arrangements
Employment Agreements
Each of Messrs. Sjolund and James has an employment agreement that provides for the payment of salary, bonus and specified severance benefits upon termination of employment for any reason for 6 and 12 months respectively, unless Messrs. Sjolund and James are in breach of any provisions in their respective employment agreements, guilty of misconduct or fraud against the Company, or convicted of any criminal offense, excluding traffic offenses.
In the case of a termination for cause, no severance payments will be made to our executive officers. Severance payments are conditioned on the executive officer’s execution of a full release of all claims against the Company. While their employment agreements provide these NEOs with certain benefits upon their involuntary termination (not for cause), the agreements also provide protections for the Company in the form of non-competition, non-solicitation and confidentiality restrictive covenants. The employment agreements do not provide for any type of excise tax reimbursement or gross-up.
The employment agreement between the Company and Mr. Atal expired in accordance with its terms upon his retirement from the Company on December 31, 2025. Mr. Atal was not entitled to any severance or other contractual payments or benefits that would be reportable in the Potential Payments Upon a Termination or Change in Control table as a result of his retirement.
Executive Severance Plan
Our Executive Severance Plan provides severance pay to Mr. Sehgal and Ms. Tarrant, if their employment is involuntarily terminated by the Company without “cause” or if their employment is voluntarily terminated by the executive for “good reason” within one year following a change of control (each as defined in the PRA Group, Inc. Executive Severance Plan). Upon a qualifying termination, a covered participant will receive (i) a severance payment equal to one times the sum of the covered participant's base salary (increased to one and a half times such base salary in the event of a change in control event), (ii) one times the covered participant's annual cash bonus (increased to one and a half times such annual bonus in the event of a change in control event) and (iii) and a cash amount equal to 12 months of continued COBRA premiums (increased to 18 months in the event of a change in control event). These benefits are subject to the covered participant's timely execution and non-revocation of a waiver and release of claims. The Executive Severance Plan does not provide for any gross-ups for excise taxes imposed as a result of severance or other payments deemed made in connection with a change of control. In the case of a termination for cause, no severance payments will be made.
Equity Award Agreements
Except as described below, each NEO's equity award agreements provide that upon reaching age 55 and 10 years of service they may receive a pro rata number of shares based on (i) the number of months the NEO was employed by the Company since the grant date on a proportional basis over the remaining vesting date(s) of the RSU award and (ii) the number of full months during the performance period the NEO was employed by the Company during the performance period and the extent to which the performance categories described in the PSU award agreement are met.
Mr. Atal’s 2024 and 2025 equity award agreements provide that, upon his retirement (as defined in such agreements) on or after December 31, 2025, all unvested RSUs will continue to vest in accordance with their original vesting schedules, and all unvested PSUs will remain outstanding and eligible to vest based on actual performance results and applicable vesting schedules.
Mr. Atal's outstanding RSUs subject to his 2023 equity award agreement vested upon his retirement from the Company on December 31, 2025; in accordance with the terms of that equity award agreement.
Mr. James’ June 2025 equity award agreement provides that, upon his retirement (as defined in the agreement) on or after December 31, 2026, all unvested RSUs will continue to vest on their original vesting schedule.
36    PRA Group | 2026 Proxy Statement

Potential Payments Upon a Termination or Change in Control
The amounts in the following table were calculated based upon employment agreements in effect and participation in the Executive Severance Plan as of December 31, 2025. Amounts reflect an assumed termination date of December 31, 2025, and use the full year target non-equity incentive plan awards.

Name	Type of Payment or Benefit	Involuntary Termination without Cause/Constructive Termination, not during a Change in Control Protection Period ($) (1)	Involuntary Termination without Cause/Constructive Termination during a Change in Control Protection Period ($) (2)(3)	Disability ($)	Death ($)

Martin Sjolund(5)	Severance Payment – Base Salary	373,415	373,415	—	—
	Severance Payment – Non-Equity Incentive Award	—	—	—	—
	Pro-Rata Bonus	—	—	—	—
	Equity(4)	—	4,505,678	4,505,678	4,505,678
	Benefits	—	—	—	—
	Total	373,415	4,879,093	4,505,678	4,505,678
Rakesh Sehgal	Severance Payment – Base Salary	520,000	780,000	—	—
	Severance Payment – Non-Equity Incentive Award	520,000	780,000	—	—
	Pro-Rata Bonus	—	—	—	—
	Equity(4)	—	1,633,672	1,633,672	1,633,672
	Benefits	7,391	11,087	—	—
	Total	1,047,391	3,204,759	1,633,672	1,633,672
LaTisha O. Tarrant	Severance Payment – Base Salary	500,000	750,000	—	—
	Severance Payment – Non-Equity Incentive Award	500,000	750,000	—	—
	Pro-Rata Bonus	—	—	—	—
	Equity(4)	—	1,847,066	1,847,066	1,847,066
	Benefits	32,544	48,816	—	—
	Total	1,032,544	3,395,882	1,847,066	1,847,066
R. Owen James(5)	Severance Payment – Base Salary	496,516	496,516	—	—
	Severance Payment – Non-Equity Incentive Award	—	—	—	—
	Pro-Rata Bonus	—	—	—	—
	Equity(4)	—	1,681,205	1,681,205	1,681,205
	Benefits	—	—	—	—
	Total	496,516	2,177,721	1,681,205	1,681,205

(1)For Mr. Sehgal and Ms. Tarrant, termination without “Cause” or “Constructive Termination,” each as defined in our Executive Severance Plan, provides severance payments in the amount of one times their respective salaries, one times their respective annual non-equity incentive awards and subsidized COBRA reimbursements for 12 months.
(2)Mr. Sehgal and Ms. Tarrant receive severance in the amount of one and one-half times their respective salaries, one and one-half times their annual non-equity incentive awards and subsidized COBRA reimbursements for 18 months for termination without “Cause” or “Constructive Termination” during a change in control, as defined in our Executive Severance Plan.
(3)Messrs. Sjolund and James receive severance payments, as set forth in their employment agreements, and all NEOs receive vesting of equity grants accelerated in the case of a change in control and an involuntary termination without “Cause” or “Constructive Termination” (as defined in the Executive Severance Plan or the respective Employment Agreement) within the periods that are six months before and 24 months after the change in control.
(4)Equity values represent the immediate vesting of all unvested equity grants as of December 31, 2025 upon involuntary termination without “Cause” or “Constructive Termination” (as defined in the Executive Severance Plan or the respective Employment Agreement) in connection with a change in control, death and disability and are based on $17.69, the closing price of the Company’s common stock on December 31, 2025.
(5)Messrs. Sjolund and James compensation was converted to U.S. dollars from British pounds using a December 31, 2025 conversion rate of £1.00 = $1.3473.

2026 Proxy Statement | PRA Group    37

CEO Pay Ratio
For 2025, our last completed fiscal year:
•    the annual total compensation of our median employee was $55,358;
•    the annualized total compensation of our CEO, Mr. Sjolund, was $4,938,095; and
•    the ratio of the annual total compensation of our CEO to our median employee was 89 to 1.
In accordance with SEC rules, we selected a median employee for 2025 who has compensation that was similar to the same median employee who was selected for 2024 because our 2024 median employee terminated employment in 2025. We believe there has been no change in our employee compensation arrangements or employee population that would result in a significant change to our pay ratio disclosure for 2025, therefore we did not re-identify a new median employee for 2025.
Based on our payroll and employment records for 2023, we identified the median employee from an employee population of 3,220 individuals on September 30, 2023. Our employee population included all employees as of September 30, 2023. We included the following pay elements in the total compensation for each employee:
•salary received;
•overtime pay received; and
•incentive compensation payments received.
We identified our median employee for 2025 by, (1) calculating the total compensation using the pay elements described above for each of our employees and (2) ranking the total compensation of all employees (other than our CEO) from lowest to highest.
We calculated the annual total compensation for our 2025 median employee using the same methodology used to calculate our CEO’s annual total compensation for 2025 as reported in the Summary Compensation Table in this Proxy Statement.

38    PRA Group | 2026 Proxy Statement

Pay Versus Performance
Set forth below is information about the relationship between “compensation actually paid” to our NEOs and certain financial performance measures. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, refer to the CD&A beginning on page 21 of this Proxy Statement.
Pay Versus Performance Table

Year(1)	Summary Compensation Table Total for PEO			Compensation Actually Paid to PEO			Average Summary Compensation Table Total for non-PEO NEOs ($) (2)	Average Compensation Actually Paid to non-PEO NEOs ($) (3)(4)	Value of Initial Fixed $100 Investment based on(5):		GAAP Net Income ($M)	Adjusted EBITDA ($M) (7)(8)
	PEO Sjolund ($) (2)	PEO Atal ($) (2)	PEO Stevenson ($) (2)	PEO Sjolund ($) (3)	PEO Atal ($) (3)	PEO Stevenson ($) (3)(4)			TSR ($)	Peer Group TSR ($) (6)

2025	4,938,095	7,082,591	—	4,892,065	4,755,582	—	2,078,040	1,699,108	45	158	(305)	1,315
2024	—	7,517,830	—	—	6,024,583	0	2,184,264	1,725,178	53	137	71	1,138
2023	—	3,062,549	6,628,660	—	2,578,587	1,888,877	1,602,094	764,609	66	109	(83)	1,007
2022	—	—	4,984,627	—	—	462,885	2,050,507	648,867	85	97	117	1,107
2021	—	—	5,636,586	—	—	8,853,857	2,282,627	3,251,463	127	127	183	1,378

(1)The following table lists the principal executive officer (“PEO”) and non-PEO NEOs for each of the fiscal years 2025, 2024, 2023, 2022 and 2021.

Year	PEO	non-PEO NEOs

2025	Martin Sjolund; Vikram A. Atal	Rakesh Sehgal, LaTisha O. Tarrant and R. Owen James
2024	Vikram A. Atal	Rakesh Sehgal, Martin Sjolund, LaTisha O. Tarrant and R. Owen James
2023	Vikram A. Atal; Kevin P. Stevenson	Rakesh Sehgal, Martin Sjolund, LaTisha O. Tarrant, R. Owen James, Peter M. Graham and Laura B. White
2021-2022	Kevin P. Stevenson	Peter M. Graham, Steven C. Roberts, Christopher B. Graves and Laura B. White
(2)Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year for Messrs. Sjolund, Atal and Stevenson and (ii) the average of the total compensation reported in the Summary Compensation Table for non-PEO NEOs for each applicable year.
(3)To calculate compensation actually paid in accordance with SEC rules, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments made in 2025 for Messrs. Sjolund, Atal and Stevenson for the average of the non-PEO NEO is set forth following the footnotes to this table.
(4)Compensation actually paid differs from that reported for 2022 due to a minor correction in a formulaic equation performed in 2023.
(5)Pursuant to the rules of the SEC, the comparison assumes $100 was invested on December 31, 2020 in our common stock. Any dividends paid related to the stocks comprising the Nasdaq Financial 100 are assumed to be reinvested. Historical stock price performance is not necessarily indicative of future stock price performance
(6)Index TSR reflects the Nasdaq Financial 100.
(7)As noted in the CD&A, the Compensation Committee considered various key financial metrics when it determined Annual Bonus Plan payouts. The Compensation Committee selected Adjusted EBITDA as the Company Selected Measure. It is an important supplemental measure of operations and financial performance, as it excludes certain items whose fluctuations from period to period do not necessarily correspond to changes in the operations of our business.
(8)Adjusted EBITDA is calculated as net income (or loss) attributable to PRA Group, Inc. plus income tax expense (or less income tax benefit); less foreign exchange gain (or plus foreign exchange loss); plus interest expense, net; plus other expense; plus depreciation and amortization; plus impairment of real estate; plus goodwill impairment; plus net income attributable to noncontrolling interests; less gain on sale of equity method investment; and plus recoveries collected and applied to Finance receivables, net less Changes in expected recoveries. Refer to “Non-GAAP Measures” in Appendix A to this Proxy Statement.

2026 Proxy Statement | PRA Group    39

	2025
	PEO Sjolund	PEO Atal	Average for non-PEO NEOs

Summary Compensation Table Total(1)	4,938,095	7,082,591	2,078,040
Adjustments(2)
Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table	(3,312,393)	(5,291,591)	(1,162,200)
Year-end fair value of equity awards granted in the applicable year	3,467,543	4,467,235	993,871
Year-over-year change in fair value of equity awards granted in prior years that are unvested at year end	(333,291)	(1,422,056)	(183,914)
Year-over-year change in fair value of equity awards granted in prior years that vested in the year	$132,111	(80,597)	(26,688)
COMPENSATION ACTUALLY PAID	4,892,065	4,755,582	1,699,108

(1)For our PEOs, Messrs. Sjolund and Atal, these amount represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the non-PEO NEOs, the amounts shown represent averages.
(2)We do not provide any defined benefit or actuarial pension plans to any employee, including our NEOs. Thus, no pension valuation adjustments were necessary. In addition, for purposes of the equity award adjustments shown above, no equity awards were cancelled due to failure to meet vesting conditions, no equity awards were granted and vested in the same year, and there are no dividends or interest accrued to report.
Relationship Between Pay and Performance
We strive to achieve our executive compensation philosophy and objectives by establishing an executive compensation program that links compensation to the achievement of financial and strategic objectives and is designed to align the interests of our executive officers with those of our stockholders and to drive long-term stockholder value. The Compensation Committee believes that “Compensation Actually Paid” or "CAP" in each of the years reported above and over the five-year cumulative period is reflective of the Compensation Committee’s emphasis on our “pay-for-performance” philosophy. The charts below show how PEO and Average non-PEO NEO Compensation Actually Paid fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against established performance goals under our incentive plans. Adjusted EBITDA, our Company Selected Measure, as well as the other important financial performance measures (see tables below) were strong in 2021 when consumer liquidity was at unusually high levels, which led to higher Compensation Actually Paid in those years. Consumer liquidity and portfolio inventory levels decreased in the following years, resulting in lower financial performance results and lower Compensation Actually Paid.

Compensation Actually Paid v. Total Shareholder Return
Annual Compensation Actually Paid
Total Shareholder Return ($100 Investment)
10,000,000
9,000,000
8,000,000
7,000,000
6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
0
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
8,853,857
$127
$127
$97
462,885
648,867
$85
$109
$66
2,578,587
1,888,877
764,609
$137
6,024,583
$53
1,725,178
$158
4,892,065
4,755,582
$45
1,699,108
2021
2022
2023
2024
2025
CAP (Mr. Sjolund)
CAP (Mr. Atal)
CAP (Mr. Stevenson)
Average Other Non-PEO NEOs CAP
Nasdaq Financial 100
PRA Group Inc. TSR

40    PRA Group | 2026 Proxy Statement

Compensation Actually Paid v. GAAP Net Income ($M)
Annual Compensation Actually Paid
GAAP Net Income ($M)
10,000,000
9,000,000
8,000,000
7,000,000
6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
0
$200
$150
$100
$50
$0
-$50
-$100
-$150
-$200
-$250
-$300
-$350
-$400
2021
2022
2023
2024
2025
$183
$117
$(83)
$71
$(305)
8,853,857
3,251,463
462,885
648,867
2,578,587
1,888,877
764,609
6,024,583
1,725,178
$4,892,065
$4,755,582
$1,699,108
CAP (Mr. Sjolund)
CAP (Mr. Stevenson)
GAAP Net Income ($M)
CAP (Mr. Atal)
Average Other Non-PEO NEOs CAP

Compensation Actually Paid v. Adjusted EBITDA ($M)
Annual Compensation Actually Paid
Adjusted EBITDA ($M)
10,000,000
9,000,000
8,000,000
7,000,000
6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
0
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
2021
2022
2023
2024
2025
8,853,857
3,251,463
1,378
462,885
648,867
1,107
2,578,587
1,888,877
764,609
1,007
6,024,583
1,725,178
1,138
4,892,065
4,755,582
1,699,108
1,315
CAP (Mr. Sjolund)
CAP (Mr. Stevenson)
Adjusted EBITDA ($M)
CAP (Mr. Atal)
Average Other Non-PEO NEOs CAP

2026 Proxy Statement | PRA Group    41

Most Important Performance Measures
The following performance measures, in our assessment represent the most important performance measures used by the Company to determine Compensation Actually Paid to our NEOs for 2025. These measures were selected by the Compensation Committee for the Annual Bonus Plan and LTIP to motivate and incentivize our executive officers by linking their compensation to the achievement of financial metrics and strategic objectives. See the section titled “Annual Bonus Plan” and "Long-Term Incentive Plan Awards" in this Proxy Statement for a further description of the metrics used in the Company’s executive compensation program.

Most Important Performance Measures

Net Income, as adjusted
Adjusted EBITDA

Securities Authorized for Issuance Under Equity Compensation Plan
The table below reflects the number of shares as of December 31, 2025, subject to outstanding awards and the amount available for future issuance under our 2022 Equity Plan. All stock awards, including LTIP shares, are in the form of grants of RSUs and PSUs. One RSU or PSU, as applicable, converts into one share of Company stock upon vesting.

Plan Category	Number of Securities to be issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (#)

Equity compensation plans approved by stockholders	2,450,930	—	1,484,565
Equity compensation plans not approved by stockholders	—	—	—
Total	2,450,930	—	1,484,565

42    PRA Group | 2026 Proxy Statement

Proposal 4: Approval of an Amendment to Increase the Share Authorization under the PRA Group, Inc.'s 2022 Omnibus Incentive Plan
Purpose of the Proposal
The purpose of the amendment of the 2022 Omnibus Incentive Plan (the “2022 Equity Plan”) is to increase the share limit of the plan, subject to stockholder approval, by an additional 3,500,000 shares, so that the new aggregate share limit will be 3,880,284 shares. If stockholders do not approve the amendment of the 2022 Equity Plan (the “2026 Equity Plan Proposal”), the share limit and terms of the 2022 Equity Plan will continue in effect.
Background
The 2022 Equity Plan was approved by our stockholders in 2022 and authorized 4,300,000 shares for issuance, replacing the PRA Group, Inc. 2013 Omnibus Incentive Plan, which was scheduled to expire in 2023. Except for the proposed increase in the number of shares authorized for issuance, no other material changes to the 2022 Equity Plan are being proposed. Our 2022 Equity Plan will continue to allow the Compensation Committee to grant several types of equity awards to eligible participants, including stock options (both incentive stock options and non-qualified stock options), stock appreciation rights ("SARs"), restricted stock, RSUs and PSUs.
The amendment of the 2022 Equity Plan would allow us to continue providing key employees with long‑term equity incentives, including stock options, SARs, restricted stock, RSUs and PSUs. These awards are an essential component of compensation for many employees, particularly our NEOs, and are critical to attracting, retaining and motivating top talent.
In addition, our Board believes that equity awards align the interests of our employees with the interests of our stockholders by giving our employees an ownership stake in the Company, motivating them to achieve strong results and providing an effective means of recognizing their contributions.
To give our stockholders a view of our historical equity grant practices, our expected future needs, and the potential dilution associated with the additional shares we are requesting, we are providing the following snapshot of our equity program as of the Record Date.
•We have 38,140,888 shares of our common stock issued and outstanding.
•We have 380,284 shares available for future grants under the 2022 Equity Plan prior to effectiveness of the proposed amendment of the 2022 Equity Plan.
•The total number of shares of common stock subject to outstanding awards under the 2022 Equity Plan is 3,155,587 shares in total, which represents (8.27% of our issued and outstanding common stock as of the Record Date), plus the total number of shares available for future awards under the 2022 Equity Plan, represents a current overhang percentage of 9.27% (in other words, the potential dilution of our stockholders represented by the 2022 Equity Plan when viewed against our shares of common stock issued and outstanding).
•All outstanding awards are full-value awards, and we have no outstanding stock options or SARs or other active equity incentive plans.
•We are asking for an additional 3,500,000 shares of common stock to be made available for awards under the 2026 Equity Plan Proposal. This amount represents 9.18% of our issued and outstanding common stock as of the Record Date, which percentage reflects the dilution of our stockholders that would occur if the 2026 Equity Plan Proposal is approved, and all such shares are delivered in respect of awards granted under the plan.
•Based on the closing price of our common stock on Nasdaq on the Record Date of $21.35 per share, the aggregate market value as of that date of the additional 3,500,000 shares of common stock requested for issuance under the 2026 Equity Plan Proposal was $74,725,000.
•If the 2026 Equity Plan Proposal is approved, the number of shares available for grant under the 2022 Equity Plan would be reduced, on a one-for-one basis, by the number of shares subject to awards granted under the 2022 Equity Plan between the Record Date and the approval of the 2026 Equity Plan Proposal.
We recognize that our stockholders want to know about our recent grant practices, including our annual usage of shares ("burn rate") when considering how to vote on our 2026 Equity Plan Proposal. Burn rate is calculated as the number of shares granted divided by the weighted average number of shares outstanding and is used to demonstrate how quickly a company uses available shares. The table below provides our average burn rate under the 2022 Equity Plan (with performance-based awards being included for the year in which they are earned based on the number of shares earned).

2026 Proxy Statement | PRA Group    43

Fiscal Year	Options Granted	Restricted Stock Awards/Granted (excluding Performance-Based) (#)	Performance-Based Restricted Stock Awards/Units Earned (#)	Total Shares Granted (#)	Weighted Average Shares at Fiscal Year-End (#)	Burn Rate (%)	PSUs Granted at 100% of Target (#)

2023	—	481,552	119,688	601,240	39,177,423	1.53%	130,208
2024	—	567,279	49,783	617,062	39,381,923	1.57%	230,345
2025	—	875,474	21,618	897,092	39,172,631	2.29%	393,564

			Average Three-Year Burn Rate (2023-2025)			1.80%

We anticipate that the shares requested, when combined with reserves currently available under the 2022 Equity Plan, will provide flexibility for us to make grants in the ordinary course of business for approximately two to five years. However, this is only an estimate, in our judgment, based on current circumstances. The total number of shares that are subject to our award grants in any one year or from year-to-year may change based on a number of variables, including the value of our common stock (since higher share prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards we grant, and how we choose to balance total compensation between cash and equity-based awards.
The foregoing summary is qualified in its entirety by reference to the Amended and Restated 2022 Omnibus Incentive Plan, a copy of which is attached as Appendix B to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC's home page (www.sec.gov). You can request a copy of the Amended and Restated 2022 Omnibus Incentive Plan by writing to PRA Group, Inc., Attn: Investor Relations, 120 Corporate Boulevard, Norfolk, VA 23502.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2022 OMNIBUS INCENTIVE PLAN.

44    PRA Group | 2026 Proxy Statement

Security Ownership
Security Ownership of Certain Beneficial Owners and Management
Except as otherwise noted, the following table sets forth the number of shares of our common stock beneficially owned as the close of business on April 20, 2026, by: (i) each of our directors and director nominees; (ii) each of our NEOs; (iii) all of our current directors, NEOs and other executive officers as a group; and (iv) each person known by us to be the beneficial owner of more than 5% of our common stock.
Each individual owns directly such shares of common stock and has sole investment and sole voting power unless otherwise noted. The table includes shares of common stock underlying RSUs that will vest within 60 days of April 20, 2026.

Name	Number of Shares Beneficially Owned	Percent of Class

Vikram A. Atal	156,466 (1)	*
Adrian M. Butler	14,114	*
Marjorie M. Connelly	54,617	*
Steven D. Fredrickson	147,525	*
Dame Jayne Anne-Gadhia	12,844	*
R. Owen James	33,976	*
Geir L. Olsen	64,841 (2)	*
Brett L. Paschke	30,056 (3)	*
Rakesh Sehgal	14,685	*
Martin Sjolund	82,347	*
Scott M. Tabakin	97,999	*
LaTisha O. Tarrant	39,900	*
Peggy P. Turner	32,949	*
Lance L. Weaver	52,391 (4)	*
All directors and executive officers as of April 20, 2026 as a group (14 persons)	834,710	2.2%
BlackRock, Inc. 55 East 52nd Street New York, NY 1005	5,963,497 (5)	15.1%
T. Rowe Price Investment Management, Inc. 1307 Point Street Baltimore, MD 21231	3,574,602 (6)	9.0%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	2,935,762 (7)	7.5%
Topline Capital Management, LLC 544 Euclid Street Santa Monica, California 90402	2,918,487 (8)	7.4%
Global Alpha Capital Management Ltd. 1800 McGill College Suite 1300 Montreal, Quebec H3A 3J6 Canada	1,627,060 (9)	5.1%

* Represents less than 1% of our outstanding common stock.
(1)Includes 40,000 shares held by trust and are considered beneficially owned by Mr. Atal.
(2)Includes 43,933 shares held indirectly by Mr. Olsen through Andenes Investments SL.
(3)Includes 12,250 shares held by trust and are considered beneficially owned by Mr. Paschke.
(4)Includes 41,680 shares held by trust and are considered beneficially owned by Mr. Weaver.
(5)Based solely on information disclosed in a Schedule 13G/A filed with the SEC on April 29, 2025, BlackRock, Inc. is the beneficial owner of 5,963,497 shares of our common stock with sole power to vote or direct the vote of 5,886,973 shares and sole power to dispose or to direct the disposition of these 5,963,497 shares.
(6)Based solely on information disclosed in a Schedule 13G/A filed with the SEC on August 14, 2025, T. Rowe Price Investment Management, Inc. is the beneficial owner of 3,574,602 shares of our common stock with sole power to vote or direct the vote of 3,548,268 shares and sole power to dispose or to direct the disposition of 5,574,602 shares.
(7)Based solely on information disclosed in a Schedule 13G/A filed with the SEC on October 30, 2025, The Vanguard Group (“Vanguard”) is the beneficial owner of 2,935,762 shares of our common stock with shared power to vote or direct the vote of 291,449 shares, sole power to dispose or to direct the disposition of 2,600,474 shares and shared power to dispose or direct the disposition of 335,288 shares. On a Schedule 13G/A filed on March 27, 2026, Vanguard subsequently reported that,

2026 Proxy Statement | PRA Group    45

due to an internal realignment on January 12, 2026, it no longer has, or is deemed to have, beneficial ownership over our securities beneficially owned by various subsidiaries and/or business divisions. Vanguard also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with Vanguard, will report beneficial ownership separately (on a disaggregated basis).
(8)Based solely on information disclosed in a Schedule 13G/A filed with the SEC on February 13, 2026, Topline Capital Management, LLC ("TMC"), Topline Capital Partners, LP ("TCP" or the "Fund") Collin McBirney. Each of TMC, TCP, Fund or Collin McBirney is the beneficial owner of 2,918,487 shares of our common stock with sole power to vote or direct the vote of 2,918,487 shares and sole power to dispose or to direct the disposition of 2,918,487 shares.
(9)Based solely on information disclosed in a Schedule 13G filed with the SEC on May 8, 2025, Global Alpha Capital Management Ltd. is the beneficial owner of 2,018,200 shares of our common stock with sole power to vote or direct the vote of 1,627,060 and sole power to dispose or to direct the disposition of 2,018,200 shares.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors as well as persons who beneficially own ten percent (10%) or more of the Company’s common stock to file initial reports of ownership and changes in ownership of such common stock with the SEC and Nasdaq. As a practical matter, the Company typically assists its directors and NEOs with these transactions by completing and filing Section 16 reports on their behalf. The Company also reviews executive officers and directors’ questionnaires and written representations. Based on a review of the Section 16 reports filed by the Company on behalf of its directors and executive officers or furnished to the Company by beneficial owners of 10% or more of its common stock (if applicable) and a review of written representations from certain reporting persons, the Company believes that all such filing requirements of its directors and executive officers were complied with during 2025.

46    PRA Group | 2026 Proxy Statement

Voting Instructions and Other Information
Shares of our common stock may be held directly in your own name (in which case you are considered the “record holder”) or may be held beneficially through a broker, bank or other nominee in street name (in which case you are considered the “beneficial owner”). Summarized below are some distinctions between shares held of record and those owned beneficially.
Record Holder – If your shares are registered directly in your name with Continental Stock Transfer & Trust, our transfer agent, you are considered the stockholder of record, or record holder, with respect to those shares, and we are providing the Notice of Internet Availability of Proxy Materials directly to you. As the record holder, you have the right to vote during the Annual Meeting or to grant your voting proxy to the persons designated by us or a person you select.
Beneficial Owner – If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and you have been provided the Notice of Internet Availability of Proxy Materials or voting instruction card by your broker, bank or other nominee who is considered the record holder with respect to the shares. As the beneficial owner, you have the right to direct the broker, bank or other nominee on how to vote your shares and are also invited to attend the Annual Meeting. Your broker, bank or other nominee is obligated to provide you with the Notice of Internet Availability of Proxy Materials or a voting instruction card for you to use. However, since you are not the record holder, you may not vote these shares during the Annual Meeting unless you provide a legal proxy, executed in your favor, from the record holder during registration for the Annual Meeting.
Internet Availability of Proxy Materials and Annual Report
We are making available our proxy materials and our 2025 Form 10-K on the internet. Instructions on how to access and review these materials on the internet can be found on your Notice of Internet Availability of Proxy Materials, proxy card and voting instruction card. Stockholders may also view our proxy materials and our 2025 Form 10-K on our website at www.pragroup.com. In addition, stockholders may request that our proxy materials be sent in printed form by mail or electronically by email on an ongoing basis, by following the instructions on the Notice of Internet Availability of Proxy Materials.
How to Vote
For instructions on voting your shares during the Annual Meeting, see “Instructions for Attending and Participating in the Virtual Annual Meeting” on page 2 of this Proxy Statement.
If you are a record holder, we encourage you to vote before the Annual Meeting using one of the convenient options described below:

Internet

You may vote through the internet by going to www.proxyvote.com and following the instructions. You will need to have your Notice of Internet Availability of Proxy Materials or proxy card (if you requested and received a printed copy of the proxy card) available when voting through the internet. If you want to vote through the internet, you must do so by 11:59 p.m. Eastern Time on June 15, 2026. If you vote through the internet, you do not need to return a proxy card.

Phone

You may vote by calling 1-800-690-6903. You will need to have your Notice of Internet Availability of Proxy Materials or proxy card (if you requested and received a printed copy of the proxy card) available when voting by telephone. If you want to vote by telephone, you must do so by 11:59 p.m. Eastern Time on June 15, 2026. If you vote by telephone, you do not need to return a proxy card.

Mail

If you requested and received a printed copy of the proxy card, you may vote by mail by signing and dating your proxy card and mailing it in the postage-prepaid envelope provided in response to request for printed copies of the proxy materials. If you want to vote by proxy card, it must be received by 11:59 p.m. Eastern Time on June 15, 2026.

If you are a beneficial owner, we encourage you to vote before the Annual Meeting by following the instructions provided to you by your broker, bank or other nominee.

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Revoking Your Proxy
If you are a record holder, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by subsequently providing internet or telephone voting instructions, by providing a later dated proxy card (if you requested and received a paper copy of the proxy card) or by voting during the webcast of the Annual Meeting by following the instructions available on the Annual Meeting website. If you are a record holder and require assistance in changing or revoking your proxy, please contact the Corporate Secretary at 120 Corporate Boulevard, Norfolk, Virginia 23502 or by email at corporatesecretary@pragroup.com.
If you are a beneficial owner, you must have a legal proxy from your bank, broker or other nominee to vote during the Annual Meeting and should refer to the instructions provided by your broker, bank or other nominee on how to revoke your voting instructions. If you are a beneficial owner and require assistance in changing or revoking your voting instruction form, contact the institution that holds your shares.
Inspector of Election
Broadridge Corporate Issuer Solutions, Inc. ("Broadridge") has been appointed by our Board to act as the inspector of election for the Annual Meeting. The inspector of election will tabulate the votes cast by proxy or during the webcast of the Annual Meeting and will determine whether a quorum is present. If a quorum is not present, the Annual Meeting will likely be adjourned or postponed in order to solicit additional proxies.
Broker Non-Votes
Brokers, banks or other nominees holding shares in street name for customers who are beneficial owners of such shares are prohibited from voting such customers’ shares on non-routine matters in the absence of specific instructions from such customers. If you do not provide your voting instructions on a non-routine matter, your shares will not be voted on that matter, which is referred to as a “broker non-vote.” Therefore, if your shares are held in street name, it is critical that you provide specific instructions to your broker, bank or other nominee if you want your vote to count.
The ratification of the appointment of EY as the Company’s independent registered public accounting firm (Proposal 2) is considered a routine matter. Therefore, the entity that holds your shares may vote on this matter without instructions from you. On the other hand, all other matters (the election of directors (Proposal 1), the approval on a non-binding advisory basis of the compensation of the Company's NEOs (Proposal 3) and the approval of an amendment and restatement of the 2022 Equity Plan (Proposal 4)) are considered non-routine matters. As a result, if you do not provide specific instructions, the entity that holds your shares will not have the authority to vote those shares. As a result, if you do not provide specific instructions, the entity that holds your shares will not have the authority to vote those shares.
If you received more than one Notice of Internet Availability of Proxy Materials, you may hold shares in more than one account. To ensure all of your shares are voted, you must vote once for each account in which you hold shares by following the instructions on each Notice of Internet Availability of Proxy Materials or voting instruction card you receive.
Householding
SEC rules permit companies and intermediaries such as brokers to satisfy proxy material delivery requirements with respect to two or more stockholders sharing the same address by delivering a single annual report and proxy statement or a single notice of internet availability of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” reduces the volume of duplicate information received at households and helps to reduce costs and environmental impact.
Record Holder – If you are a record holder who is currently participating in householding and would like to opt out of householding for future deliveries of your annual proxy materials, please contact Broadridge Financial Solutions, Inc. in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call Broadridge at 1-866-540-7095, and we will cease householding all such documents within 30 days. If you wish to receive a separate copy of this Proxy Statement and our 2025 Form 10-K, please call 1-800-579-1639. You will need the 16-digit control number located on your proxy card, Notice of Internet Availability of Proxy Materials or e-delivery notification. The proxy materials will be mailed within three business days from receipt of your request.
Record holders sharing an address who received multiple copies of the annual proxy materials and who wish to receive a single copy of these materials in the future should contact Broadridge Financial Solutions, Inc. using the contact information above.
Beneficial Owner – If you are a beneficial owner who is currently participating in householding and would like to opt out of householding for future deliveries of your annual proxy materials, please contact Broadridge Financial Solutions, Inc. in writing to its Householding Department at 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-866-540-7095. If you wish to receive a separate copy of this Proxy Statement and our 2025 Form 10-K, please call 1-800-579-1639. You will need the 16-digit control number located on your voting instruction form, Notice of Internet Availability of Proxy Materials or e-delivery notification. The proxy materials will be mailed within three business days from receipt of your request.
Beneficial owners sharing an address who received multiple copies of the annual proxy materials and who wish to receive a single copy of these materials in the future should contact Broadridge Financial Solutions, Inc. using the contact information above.
48    PRA Group | 2026 Proxy Statement

Stockholder Proposals
To be considered for inclusion in the Company’s proxy materials for the 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act, stockholders must submit their proposals so that they are received by our Corporate Secretary at PRA Group, Inc., 120 Corporate Boulevard, Norfolk, Virginia 23502, no later than the close of business on December 29, 2026.
Our By-Laws and Certificate of Incorporation include advance notice provisions for director nominations and stockholder proposals to be considered at a stockholder meeting but are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 of the Exchange Act. These advance notice provisions require any stockholder of record entitled to vote at an annual meeting of stockholders who intends to make a nomination for director or make any other proposal to notify the Corporate Secretary in writing not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. As a result, any notice given by or on behalf of a stockholder pursuant to our advance notice provisions must be received no earlier than February 16, 2027 and no later than March 18, 2027. The notice must meet other requirements contained in our By-Laws and Certificate of Incorporation, copies of which are available on the Investor Relations page on the Company’s website at www.pragroup.com. Copies of such documents can also be obtained, at no cost, from the Corporate Secretary at the address set forth herein, or from the SEC.
Stockholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees submitted under the advance notice requirements of our By-Laws must comply with the additional requirements of Rule 14a-19(b) of the Exchange Act, including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors.
Other Information
You may request printed copies of this Proxy Statement and our 2025 Form 10-K by contacting our Investor Relations department at the following address:
PRA Group, Inc.
Attn: Investor Relations
120 Corporate Boulevard
Norfolk, VA 23502
This Proxy Statement, our 2025 Form 10-K and other filings made by the Company with the SEC may also be obtained from the SEC’s EDGAR database at www.sec.gov. Additionally, our Certificate of Incorporation, By-Laws, Corporate Governance Guidelines, Code of Conduct, written charters for each of our Board’s standing Committees, Human Rights Statement, Political Contribution Statement, Environmental and Sustainability Statement and ESG information can be found on the Investor Relations page of our website at www.pragroup.com.
Other Matters to be Presented
We are not aware of any matters to be presented at the meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement as well.

2026 Proxy Statement | PRA Group    49

Appendix A
Non-GAAP Financial Measures

We report our financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). However, our management also uses certain non-GAAP financial measures, including the non-GAAP financial measures referred to below, internally to evaluate our performance and to set performance goals. This proxy statement includes certain non-GAAP financial measures that exclude the impact of certain items and are not required by, or presented in accordance with, GAAP. Included below are reconciliations of the most directly comparable financial measures calculated in accordance with GAAP to the corresponding non-GAAP financial measure. The non-GAAP financial measures included below should not be considered as an alternative to the most directly comparable financial measure determined in accordance with GAAP and may not be comparable to the calculation of similarly titled financial measures reported by other companies.
Adjusted EBITDA
Adjusted EBITDA is calculated as net income (or loss) attributable to PRA Group, Inc. plus income tax expense (or less income tax benefit); less foreign exchange gain (or plus foreign exchange loss); plus interest expense, net; plus other expense; plus depreciation and amortization; plus impairment of real estate; plus goodwill impairment; plus net income attributable to noncontrolling interests; less gain on sale of equity method investment; and plus recoveries collected and applied to Finance receivables, net less Changes in expected recoveries. We present Adjusted EBITDA because we consider it an important supplemental measure of our operational and financial performance. Management believes Adjusted EBITDA helps provide enhanced period-to-period comparability of our operational and financial performance and is useful to investors as other companies in the industry report similar financial measures. Set forth below is a reconciliation of net income/(loss) attributable to PRA Group, Inc. to Adjusted EBITDA for the years indicated (in thousands):

	Adjusted EBITDA Reconciliation
	2025	2024	2023
Net income/(loss) attributable to PRA Group, Inc.	$(305,142)	$70,601	$(83,477)
Adjustments:
Income tax expense/(benefit)	46,735	21,032	(16,133)
Foreign exchange (gain)/loss	(755)	9	(289)
Interest expense, net	251,788	229,267	181,724
Other expense(1)	336	851	1,944
Depreciation and amortization	9,035	10,792	13,376
Impairment of real estate	1,404	—	5,239
Goodwill impairment	412,611	—	—
Net income attributable to noncontrolling interests	15,168	17,972	16,723
Gain on sale of equity method investment	(38,403)	—	—
Recoveries collected and applied to Finance receivables, net less Changes in expected recoveries	922,697	787,028	887,891
Adjusted EBITDA	$1,315,474	$1,137,552	$1,006,998

(1) Reflects non-operating activities.
Adjusted Cash Efficiency Ratio
We use an adjusted cash efficiency ratio to monitor and evaluate operating expenses, excluding goodwill impairment ("Adjusted operating expenses"), relative to cash collections plus fees and revenue recognized from our class action claims recovery services. Management believes the adjusted cash efficiency ratio is a useful financial measure for investors in evaluating our management of operating expenses. The adjusted cash efficiency ratio is calculated by dividing cash receipts less Adjusted operating expenses by cash receipts. The following table provides a reconciliation of Total operating expenses to Adjusted operating expenses and presents our Adjusted cash efficiency ratio for the years indicated (in thousands, except for ratio data):

50    PRA Group | 2026 Proxy Statement

	Adjusted Operating Expenses Reconciliation and Adjusted Cash Efficiency Ratio
	2025	2024	2023
Cash collections	$2,107,626	$1,868,576	$1,660,450
Fee income	9,996	10,023	10,384
Cash receipts	2,117,622	1,878,599	1,670,834

Total operating expenses	1,232,110	774,792	702,062
Goodwill impairment	(412,611)	—	—
Adjusted operating expenses	819,499	774,792	702,062

Cash receipts less Adjusted operating expenses	1,298,123	1,103,807	968,772

Adjusted cash efficiency ratio	61.3%	58.8%	58.0%
Adjusted Net Income/(Loss) Attributable to PRA, ROATE and Adjusted ROATE
We use Net income/(loss) attributable to PRA Group, Inc. excluding the impact of certain transactions that are unusual or infrequent in nature and not reflective of our ongoing operations ("Adjusted net income/(loss) attributable to PRA”) to monitor and evaluate operating performance and allow for better comparability. Management believes Adjusted net income/(loss) attributable to PRA is a useful financial measure for investors in evaluating our operating results.
We use ROATE to monitor and evaluate operating performance relative to our equity. Management believes ROATE is a useful financial measure for investors in evaluating the effective use of equity and is an important component of our long-term stockholder return. Average tangible equity is defined as average Total stockholders' equity - PRA Group, Inc. less average goodwill and average other intangible assets. ROATE is calculated by dividing Net income/(loss) attributable to PRA Group, Inc. by Average tangible equity. ROATE may include certain items that are not indicative of the ongoing operating results of our business. Accordingly, management also uses Adjusted ROATE to monitor and evaluate operating performance relative to our equity. Management believes Adjusted ROATE is a useful financial measure for investors because it is based on Adjusted net income/(loss) attributable to PRA. Adjusted ROATE is calculated by dividing Adjusted net income/(loss) attributable to PRA by Average tangible equity.
The following table provides a reconciliation of Total stockholders' equity - PRA Group, Inc. to Average tangible equity and a reconciliation of Net income/(loss) attributable to PRA Group, Inc. to Adjusted net income/(loss) attributable to PRA, and presents our ROATE and Adjusted ROATE for the years indicated (in thousands, except for ratio data):

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	Balance as of Year End			Average Tangible Equity Reconciliation (1)
	2025	2024	2023	2025	2024	2023
Total stockholders' equity - PRA Group, Inc. (2)	$979,851	$1,135,032	$1,167,112	$1,119,881	$1,159,163	$1,166,846
Goodwill	26,871	396,357	431,564	(262,053)	(415,685)	(423,110)
Other intangible assets	1,435	1,453	1,742	(1,477)	(1,616)	(1,786)
Average tangible equity				$856,351	$741,862	$741,950

(1)Amounts represent the average balances for the respective years.
(2)Not adjusted for Gain on sale of equity method investment in 2025 due to the de minimis effect.
				ROATE
				2025	2024	2023
Net income/(loss) attributable to PRA Group, Inc.				$(305,142)	$70,601	$(83,477)
ROATE				(35.6)%	9.5%	(11.3)%

				Adjusted Net Income/(Loss) Attributable to PRA Reconciliation and Adjusted ROATE
				2025	2024	2023
Net income/(loss) attributable to PRA Group, Inc.				$(305,142)	$70,601	$(83,477)
Gain on sale of equity method investment				(38,403)	—	—
Goodwill impairment				412,611	—	—
Tax effect of adjusting items (1)				3,515	—	—
Adjusted net income/(loss) attributable to PRA				$72,581	$70,601	$(83,477)
Adjusted ROATE				8.5%	9.5%	(11.3)%
(1)Based on the annual effective tax rate and pretax income excluding the effect of the adjusting items.

52    PRA Group | 2026 Proxy Statement

Appendix B

PRA GROUP, INC.
AMENDED AND RESTATED 2022 OMNIBUS INCENTIVE PLAN

1. PURPOSE OF THE PLAN
The purpose of the Amended and Restated Plan (the "Plan") is to assist PRA Group, Inc. (the "Company") and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors who are expected to contribute to the Company’s success and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the Awards hereunder. The Plan was originally approved by the Company’s Board of Directors (the “Board”) on April 28, 2022 and was subsequently adopted by its stockholders on June 9, 2022. The Plan was amended and restated by the Board on April 27, 2026, subject to approval of the Company’s stockholders at its 2026 annual meeting of stockholders (the “2026 Annual Meeting”).
2. DEFINITIONS
2.1. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award or Performance Award granted pursuant to the provisions of the Plan.
2.2. “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.
2.3. “Board” shall mean the Board of Directors of the Company.
2.4. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
2.5. “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “Independent Director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules.
2.6. “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities and (iii) otherwise qualifies as a consultant under the applicable rules of the SEC for registration of shares of stock on a Form S-8 registration statement.
2.7. “Director” shall mean a member of the Board who is not an employee.
2.8. “Dividend Equivalents” shall have the meaning set forth in Section 11.6.
2.9. “Employee” shall mean any employee of the Company or any Subsidiary.
2.10. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.11. “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the closing price of the Shares as reported on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported; (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the average of the closing bid and asked prices of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in accordance with Section 409A of the Code to be the fair market value of the Shares as determined by the Committee in its sole discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
2.12. “Incentive Stock Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.
2.13. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.
2.14. “Other Share-Based Award” shall have the meaning set forth in Section 8.1.
2.15. “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

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2.16. “Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Section 9.
2.17. “Performance Cash” shall mean any cash incentives granted pursuant to Section 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.
2.18. “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.
2.19. “Performance Share” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant upon achievement of such performance goals as the Committee shall establish.
2.20. “Performance Unit” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.
2.21. “Permitted Assignee” shall have the meaning set forth in Section 11.3.
~~2.22. “Prior Plan” shall mean the Company’s 2013 Omnibus Incentive Plan.~~
2.22~~3~~. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
2.23~~4~~. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.
2.24~~5~~. “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant in Shares or cash as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
2.25~~6~~. “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1
2.26~~7~~. “SEC” means the Securities and Exchange Commission.
2.27~~8~~. “Shares” shall mean the shares of common stock of the Company, $0.01 par value.
2.28~~9~~. “Stock Appreciation Right” shall mean a right granted to a Participant pursuant to Section 6.
2.29~~30~~. “Subsidiary” shall mean any entity (other than the Company) in an unbroken chain of entities beginning with the Company if, at the relevant time each of the entities other than the last entity in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other entities in the chain.
2.30~~1~~. “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
2.31~~2~~. “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.
3. SHARES SUBJECT TO THE PLAN
3.1. Number of Shares.
(a) Subject to adjustment as provided in Section 11.2, the maximum aggregate number of shares that shall be authorized for Awards granted under the Plan on and after the Effective Date is 3,880,284 ~~4,300,000~~ Shares, less one (1) Share for every one (1) Share granted under the ~~Prior~~ Plan between April 20, 2026 (the record date for the 2026 Annual Meeting of Stockholders) and ~~after December 31, 2021. After~~ the Effective Date ~~of the Plan, no awards may be granted under the Prior Plan~~.
(b) If ~~(i)~~ any Shares subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including on payment in Shares on exercise of a Stock Appreciation Right), such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for grant under the Plan ~~or (ii) after December 31, 2021 any Shares subject to an award under the Prior Plan are forfeited, an award under the Prior Plan expires or otherwise terminates without issuance of such Shares, or an award under the Prior Plan is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the Shares subject to such award (including on payment in Shares on exercise of a stock appreciation right), then in each such case the Shares subject to the Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for grant under the Plan~~ on a one-for-one basis.
(c) Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a): (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to
54    PRA Group | 2026 Proxy Statement

Awards, (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with its stock settlement on exercise thereof, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.
(d) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable limitations on grants to a Participant under Section 3.3, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan as provided in paragraphs (b) and (c) above. Additionally, the Company may increase the number of Shares available for Awards under the Plan in connection with an acquisition or merger in accordance with NASDAQ Listing Rule 5635-IM.
3.2. Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as are sufficient to satisfy the requirements of this Plan. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.
3.3. Limit on Non-Employee Director Compensation. Notwithstanding any other provision of the Plan to the contrary, the maximum number of Shares subject to Awards granted during a single fiscal year to any non-employee Director, taken together with any cash fees paid during the fiscal year to the non-employee Director, in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $600,000 in total value (computed as of the date of grant in accordance with applicable financial accounting rules). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.
4. ELIGIBILITY AND ADMINISTRATION
4.1. Eligibility. Any Employee, Director or Consultant shall be eligible to be selected as a Participant.
4.2. Administration.
(a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) of each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations, appoint such agents and delegate such of its duties (subject to paragraph (c) of this Section 4.2) as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will include Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.
(c) To the extent not inconsistent with applicable law, or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may (i) delegate to a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) authorize one or more officers to do one or more of the following with respect to Employees who are not directors or officers of the Company (A) designate Employees to be recipients of Awards, (B) determine the number of Shares subject to such Awards to be received by such Employees and (C) cancel or suspend Awards to such Employees; provided that (x) any resolution of the Committee authorizing such officer(s) must specify the total number of Shares subject to Awards that such officer(s) may so award and (y) the Committee may not authorize any officer to designate himself or herself as the recipient of an Award.
5. OPTIONS
5.1. Grant. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Section 5 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.
5.2. Award Agreements. All Options shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Section 5 may hold more than one Option granted pursuant to the Plan at the same time.

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5.3. Exercise Price. Other than in connection with Substitute Awards, the exercise price per each Share purchasable under any Option granted pursuant to this Section 5 shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the exercise price per share shall be no less than one hundred ten percent (110%) of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 11.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the exercise price per Share of an Option after it is granted, (b) cancel an Option when the exercise price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 10.3), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.
5.4. Option Term. The term of each Option shall be fixed by the Committee in the applicable Award Agreement in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability if specified in the Award Agreement when the Option is granted; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary. Notwithstanding the foregoing, in the event that on the last day of the term of an Option (other than an Incentive Stock Option and to the extent permitted by Section 409A of the Code) (i) the exercise of the Option is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.
5.5. Exercise of Options.
(a) The Award Agreement shall specify when applicable Options vest and become exercisable. Vested Options granted under the Plan shall be exercised by the Participant (or by a Permitted Assignee thereof or the Participant’s executors, administrators, guardian or legal representative, to the extent provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.
(b) Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in the applicable Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing; provided, however, that, to the extent required by applicable law, the Participant must pay in cash an amount not less than the aggregate par value (if any) of the Shares being acquired. The notice of exercise, accompanied by payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share (and any fractional Share shall be settled in cash). A Participant who is subject to Section 16 of the Exchange Act may direct the Company to withhold Shares otherwise to be delivered upon the issuance or exercise of an Award in order to pay the exercise price and/or withholding taxes due on such Award, as applicable.
(c) Notwithstanding the foregoing, an Award Agreement may provide that if, on the last day of the term of an Option the Fair Market Value of one Share exceeds the exercise price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, that any fractional Share shall be settled in cash.
5.6. Form of Settlement. In its sole discretion, the Committee may provide at the date of grant of an Option that the Shares to be issued upon such Option’s exercise shall be in the form of Restricted Stock or other similar securities.
5.7. Incentive Stock Options. The Committee may grant Incentive Stock Options to any employee of the Company or any subsidiary (within the meaning of Section 424(f) of the Code), subject to the requirements of Section 422 of the Code. The Committee may not grant Incentive Stock Options under the Plan to any Participant which would permit the aggregate Fair Market Value (determined on the date of grant) of Shares with respect to the Incentive Stock Options (under this Plan or any other Plan of the Company and any Subsidiaries) that are exercisable for the first time by such Participant during any calendar year to exceed one hundred thousand dollars ($100,000). Any excess shall be deemed a nonqualified stock option. Incentive Stock Options cannot be granted to a Director or Consultant. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be 1,800,000 Shares, subject to adjustment as provided in Section 11.2.
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6. STOCK APPRECIATION RIGHTS
6.1. Grant. The Committee may grant Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.
6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:
(a) The Committee shall determine in its sole discretion in the applicable Award Agreement the date or dates on which such Stock Appreciation Rights vest and become exercisable.
(b) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right.
(c) The Committee shall determine in its sole discretion whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof. Unless otherwise provided in an Award Agreement, Stock Appreciation Rights shall be settled in whole Shares.
(d) The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.
(e) The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall (i) have a grant price per Share of not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 11.2, and (ii) have a term not greater than ten (10) years, except in the event of death or disability if specified in the Award Agreement when the Stock Appreciation Right is granted. Notwithstanding clause (ii) of the preceding sentence and to the extent permitted by Section 409A of the Code, in the event that on the last day of the term of a Stock Appreciation Right (x) the exercise of the Stock Appreciation Right is prohibited by applicable law or (y) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.
(f) An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and the Stock Appreciation Right has not otherwise expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section 6.2, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.
(g) Without the approval of the Company’s stockholders, other than pursuant to Section 11.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award, or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.
7. RESTRICTED STOCK AND RESTRICTED STOCK UNITS
7.1. Grants. Awards of Restricted Stock and of Restricted Stock Units may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee has absolute discretion to determine whether any consideration (other than services) shall be paid to the Company or any Subsidiary by a Participant as a condition precedent to the grant of Restricted Stock or Restricted Stock Units, subject to such minimum consideration as may be required by applicable law.
7.2. Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant
7.3. Rights of Holders of Restricted Stock and Restricted Stock Units. Except as otherwise provided in the Award Agreement, the Participant shall have, in respect of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote such Shares and the right to receive distributions made with respect to such Shares, except as otherwise provided in this Section 7.3. A Participant who holds a Restricted Stock Unit Award shall have no rights as a stockholder of the Company, including voting rights with respect to such Award (provided that Dividend Equivalents may be granted). Notwithstanding the provisions of this Section 7.3, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award shall either (i) not be paid or credited or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

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7.4. Vesting Period. The Award Agreement shall specify the Vesting Period for the Restricted Stock or Restricted Stock Units.
7.5. Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Any such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Restricted Stock Units shall be settled in Shares (unless otherwise determined by the Committee in the Award Agreement) within thirty (30) days after the vesting of such Restricted Stock Units.
8. OTHER SHARE-BASED AWARDS
8.1. Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.
8.2. Award Agreements. The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Section 8.2, Dividend Equivalents with respect to the Shares covered by an Other Share-Based Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by an Other Share-Based Award with respect to which such Dividend Equivalents have been credited.
8.3. Vesting Period. The Award Agreement shall specify the Vesting Period, if any, for Other Share-Based Awards.
8.4. Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments, as specified in the Award Agreement.
9. PERFORMANCE AWARDS
9.1. Grants. Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon criteria as determined by the Committee in its discretion.
9.2. Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee) which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall include Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.
9.3. Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than one (1) year unless the Award is not payable in Shares. The amount of the Award to be distributed shall be conclusively determined by the Committee.
9.4. Payment. Except as provided in Section 10, as provided by the Committee or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period (and in all events by December 31st of the year in which such Award becomes vested or within 2 1/2 months after vesting, if later). Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code, as provided in an Award Agreement.
10. CHANGE IN CONTROL PROVISIONS
10.1. Impact on Certain Awards. Unless otherwise provided in an Award Agreement, the Committee shall have the right to provide that in the event of a Change in Control of the Company (as defined in Section 10.3): (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be (x) considered to be earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed or (y) converted into Restricted Stock or Restricted Stock Unit Awards based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control) that are subject to Section 10.2.
10.2. Assumption or Substitution of Certain Awards.
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(a) Unless otherwise provided in an Award Agreement, in the event of a Change in Control in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within twenty-four (24) months following such Change in Control (or such other period set forth in the Award Agreement) and under the circumstances specified in the Award Agreement or otherwise: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and will thereafter remain exercisable for thirty-six (36) months (or such other period of time set forth in the Award Agreement, but in no event beyond the stated term of the Option or Stock Appreciation Right), (ii) the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards shall lapse, and such Other Share-Based Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 10.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting the Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company with a fair market value substantially equal to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of whether fair market value is substantially equal shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
(b) Unless otherwise provided in an Award Agreement, in the event of a Change in Control to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.
(c) The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.
(d) Notwithstanding the foregoing, no such accelerated vesting or settlement shall occur with respect to any Award that is treated as “non-qualified deferred compensation” within the meaning of Section 409A of the Code if such accelerated vesting or settlement would violate the requirements of Section 409A of the Code.
10.3. Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence and actual consummation of either paragraph (a), b), or (c) below or any combination of said event(s), in each case as more fully defined in Section 409A and related Treasury Regulations:
(a) Change of Ownership of the Company. A change of ownership of the Company occurs on the date that any one person or persons acting as a group acquires ownership of the stock of the Company, that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company or of any corporation that owns at least fifty percent (50%) of the total fair market value and total voting power of the Company;
(b) Effective Change of Control. If the Company does not qualify under paragraph (a), above, then it may still meet the definition of Change of Control, on the date that either: (i) any one person, or more than one person, acting as a group acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company; or (ii) a majority of the members of the Board are replaced during any twelve (12)-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

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(c) Change in Ownership of Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any person, or more than one person acting as a group, acquires or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons assets from the Company that have a total fair market value equal to more than sixty-five percent (65%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.
11. GENERALLY APPLICABLE PROVISIONS
11.1. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 under the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders to the extent required by such applicable law, including the rules of any applicable stock exchange, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 11.2), (b) expand the types of awards available under the Plan, (c) expand the class of persons eligible to participate in the Plan, (d) amend Section 5.3 or Section 6.2 to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval, or (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified in Section 6.2.The Board may not (except pursuant to Section 11.2 or in connection with a Change in Control), without the approval of the Company’s stockholders, cancel an Option or Stock Appreciation Right in exchange for cash when the exercise or grant price per share exceeds the Fair Market Value of one Share or another Award or take any action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for another Award. In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material respect under any A
11.2. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a non-extraordinary cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, adjustments and other substitutions shall be made to the Plan and to Awards by the Committee (in accordance with Sections 409A and 424 of the Code, as applicable) in order to prevent dilution or enlargement of the rights of Participants that would otherwise result from such transaction or change, including adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, in the number, class, kind and grant price or exercise price of securities subject to outstanding Awards granted under the Plan; provided, however, that the number of Shares subject to any Award shall always be a whole number.
11.3. Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”) (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of the Participant and/or solely the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or stockholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award (including, without limitation, vesting, settlement and forfeiture conditions, which shall continue to apply as if no such transfer occurred) and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 11.3. No Award that constitutes deferred compensation under Section 409A of the Code may be transferred.
11.4. Termination of Employment or Services. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.
11.5. Deferral. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred in accordance with Section 409A of the Code
11.6. Dividend Equivalents. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option, Stock Appreciation Right or Restricted Stock Award may, if so determined by the Committee, be entitled to receive, upon vesting of the Award, currently or on a deferred basis, amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. Dividend Equivalents shall be subject to the same vesting or performance conditions as the underlying Award.
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12. MISCELLANEOUS
12.1. Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.
12.2. Tax Withholding. The Company shall have the right, but not the obligation, to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right, but not the obligation, to withhold from wages or other amounts otherwise payable to a Participant (or Permitted Assignee) such withholding taxes as may be required by law, or to otherwise require the Participant (or Permitted Assignee) to pay such withholding taxes. If the Participant (or Permitted Assignee) shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind (including by withholding Shares) otherwise due to such Participant (or Permitted Assignee) or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized, but not required, to establish procedures for election by Participants (or Permitted Assignee) to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the minimum required tax withholding rate for the Participant (or Permitted Assignee) or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award. A Participant who is subject to Section 16 of the Exchange Act may direct the Company to withhold Shares otherwise to be delivered upon the issuance or exercise of an Award in order to pay the exercise price and/or withholding taxes due on such Award, as applicable.
12.3. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. The Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.
12.4. Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
12.5. Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that:
(a) In the event of a restatement of the Company’s financial statements, the Committee shall have the right to review any Award, the amount, payment or vesting of which was based on an entry in the financial statements that are the subject of the restatement. If the Committee determines that based on the results of the restatement, a lesser amount or portion of an Award should have been paid or vested, it may (i) cancel all or any portion of any outstanding Awards and (ii) require any Participant or other person to whom any payment has been made or shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the period beginning twelve (12) months preceding the date of the restatement and ending with the date of cancellation of any outstanding Awards.
(b) If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates any non-competition, non-solicitation or non-disclosure covenant or agreement between such Participant and the Company or Subsidiary or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled for no consideration and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the employment or other service of the Participant and for one year thereafter or such other time period specified in the Award Agreement.
12.6. Clawback Provision. All Awards and all benefits derived by a Participant from any Award shall be subject to recovery by the Company in such circumstances and on such terms and conditions as may be prescribed by the Committee at any time or from time to time pursuant to any policy adopted by the Company to ensure, or otherwise to ensure, compliance with any rules, regulations or listing standards adopted by the Securities and Exchange Commission or the NASDAQ Stock Exchange to implement Section 10D of the

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Exchange Act, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, or with any other applicable rule, regulation or law.
12.7. Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
12.8. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company or a Subsidiary. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or Board of Directors of the applicable Subsidiary (or as may be required by the terms of such plan).
12.9. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
12.10. Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction or any governmental regulatory agency, or impermissible under the rules of any securities exchange on which the Shares are listed, such unlawfulness, invalidity, unenforceability or impermissibility shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or impermissible, then such unlawfulness, invalidity or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or impermissible and the maximum payment or benefit that would not be unlawful, invalid or impermissible shall be made or provided under the Plan.
12.11. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
12.12. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements shall be consistent with the unfunded status of the Plan.
12.13. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.
12.14. Effective Date of Plan; Termination of Plan. The Plan shall be effective on June 16~~9~~, 2026~~2~~, subject to approval of the Plan by the holders of the majority of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company (the "Effective Date"). The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth (10th) anniversary of the Effective Date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan; provided, however, in no event may an Incentive Stock Option be granted more than ten (10) years after the earlier of (i) the date of the adoption of the Plan by the Board or (ii) the date on which the Plan is approved by the Company’s stockholders. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.
12.15. Foreign Employees and Consultants. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.
12.16. Compliance with Section 409A of the Code. This Plan is intended to comply with or be exempt from Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that is intended to comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code may be amended to comply with Section 409A of the Code.
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Notwithstanding the foregoing, the Company is not obligated to modify the Plan and there is no guarantee that any payments will be exempt from taxes, interest and penalties under Section 409A of the Code. Notwithstanding anything herein to the contrary, in no event shall the Company be liable for the payment of, or gross up in connection with, any taxes, interest and or penalties owed by the Participant pursuant to Section 409A of the Code in the event that the Plan and/or any Award does not comply with and/or is not exempt from Section 409A of the Code. In the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code, and a payment or benefit provided for under the Plan would be subject to additional tax under Section 409A of the Code if such payment or benefit is paid within six (6) months after such Participant’s “separation from service” (as defined under Section 409A of the Code), then such payment or benefit shall not be paid (or commence) during the six (6) month period immediately following such Participant’s separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six (6) month period and which would have incurred such additional tax under Section 409A of the Code shall instead be paid to the Participant in a lump-sum cash payment, without interest, on the earlier of (i) the first business day following the six (6) month anniversary of such Participant’s separation from service or (ii) the tenth business day following such Participant’s death.
12.17. No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the SEC) any of (a) the offer or issuance of any Award, (b) any Shares with respect to any Award, or (c) the sale of any Shares issued with respect to any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable with respect to any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.
12.18. Indemnity. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
12.19. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V91465-P50174

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PRA GROUP, INC.

The Board of Directors recommends you vote "FOR" Proposals 1, 2, 3 & 4.

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Adrian M. Butler	☐	☐	☐
1b. Marjorie M. Connelly	☐	☐	☐
1c. Steven D. Fredrickson	☐	☐	☐
1d. Dame Jayne-Anne Gadhia	☐	☐	☐
1e. Geir L. Olsen	☐	☐	☐
1f. Brett L. Paschke	☐	☐	☐
1g. Martin Sjolund	☐	☐	☐
1h. Scott M. Tabakin	☐	☐	☐
1i. Lance L. Weaver	☐	☐	☐
2. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2026.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

64    PRA Group | 2026 Proxy Statement

V91466-P50174

PRA Group, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints LaTisha O. Tarrant and Christina Branch, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PRA Group, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held virtually at 9:30 A.M. ET, on June 16, 2026, at www.virtualshareholdermeeting.com/PRAA2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

2026 Proxy Statement | PRA Group    65

66    PRA Group | 2026 Proxy Statement